March 8, 1999

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

Pursuant to the requirements of the Securities and Exchange Act of 1934, we are transmitting herewith the attached Form 8-K.

Should you have any questions regarding the attached Form 8-K, please do not hesitate to contact me at (972)831-5013.

Sincerely,


/s/Patricia S. Pickard
Controller, TIG Insurance Company
(Principal Accounting Officer)

--------------------------------------------------------------------------------




                         SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

--------------------------------------------------------------------------------


Date of Report (Date of earliest event reported)   March 8, 1999



                               TIG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

Delaware                           1-11856                       94-3172455
(State or                   (Commission File No.)              (IRS Employer
other jurisdiction                                           Identification No.)
Incorporation)


            65 East 55th Street,  28th Floor,  New York, New York 10022 (Address
               of principal executive offices) (zip code)

         Registrant's telephone number including area code: 212-446-2700

--------------------------------------------------------------------------------




                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------


Item 7.  Financial Statements.

(c)      Exhibits


Exhibit
No.                                Description

99.1 Audited Consolidated Financial Statements of TIG Holdings, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998.

27 Financial Data Schedule - Insurance Companies, Article 7 of Regulation S-X (34 Act Guide 4).

                                   SIGNATURES

--------------------------------------------------------------------------------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TIG Holdings. Inc.
                                        ----------------------------------
                                               (Registrant)


Date:  March 8, 1999              By:   /s/William H. Huff, III
                                                (Signature)

                                  Name:   William H. Huff, III
                                  Title:  Senior Vice President and
                                          General Counsel

                                 Exhibit Index

                                                                   Sequentially
Exhibit                                                               Numbered
Number                             Exhibit                             Pages

99.1 Audited Consolidated Financial Statements of TIG Holdings, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998*.

27 Financial Data Schedule - Insurance Companies, Article 7 of Regulation S-X (34 Act Guide 4).


-----------------------------
*Filed herewith

                               TIG Holdings, Inc.

                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS


                      As of December 31, 1998 and 1997, and
                 for each of the three years in the period ended
                                December 31, 1998

                               Table of Contents

-------------------------------------------------------------------------------


                                                                          Page

Report of Independent Auditors..............................................1

Consolidated Balance Sheets at December 31, 1998 and 1997...................2

Consolidated Statements of Income for each of the three years in the period ended December 31, 1998 ......................................3

Consolidated Statements of Comprehensive Income for each of
the three years in the period ended December 31, 1998 ......................4

Consolidated Statements of Changes in Shareholders' Equity
for each of the three years in the period ended December 31, 1998 ..........5

Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 1998.......................................6

Notes to Consolidated Financial Statements..................................7




--------------------------------------------------------------------------------

                        REPORT OF INDEPENDENT AUDITORS



Board of Directors
TIG Holdings, Inc.



     We have audited the accompanying consolidated balance sheets of TIG Holdings, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TIG Holdings, Inc. and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                                 ERNST & YOUNG LLP



Dallas, Texas
February 3, 1999

--------------------------------------------------------------------------------

                               TIG HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                 December 31,
                                                                                           --------------------------
  (In millions, except share data)                                                            1998         1997
  ---------------------------------------------------------------------------------------- ----------- --------------

  Assets
        Investments:
                 Fixed maturities, at market (cost: $3,484 in 1998 and $3,725 in 1997)       $3,618         $3,874
                 Short-term and other investments (cost: $276 in 1998 and $316 in 1997)         276            318
  ---------------------------------------------------------------------------------------- ----------- --------------
                               Total investments                                              3,894          4,192
        Cash                                                                                     72             18
        Accrued investment income                                                                50             56
        Premium receivable (net of allowance of $13 in 1998 and $5 in 1997)                     521            453
        Reinsurance  recoverable  on paid losses (net of  allowance of $13 in 1998 and $6        82            125
  in 1997)
        Reinsurance recoverable on unpaid losses (net of allowance of $20 in 1998 and $3      1,998          1,404
  in 1997)
        Deferred policy acquisition costs                                                       137            155
        Prepaid reinsurance premium                                                             188            177
        Income taxes                                                                            129            140
        Other assets                                                                            144            147
  ---------------------------------------------------------------------------------------- ----------- --------------

                              Total assets                                                   $7,215         $6,867
  ---------------------------------------------------------------------------------------- ----------- --------------

  Liabilities
         Reserves for:
                 Losses                                                                      $3,659         $3,459
                 Loss adjustment expenses                                                       441            476
                 Unearned premium                                                               719            738
  ---------------------------------------------------------------------------------------- ----------- --------------
                               Total reserves                                                 4,819          4,673
          Reinsurance premium payable                                                            80             61
          Funds held under reinsurance agreements                                               564            319
          Notes payable                                                                         125            122
          Other liabilities                                                                     350            379
  ---------------------------------------------------------------------------------------- ----------- --------------
                               Total liabilities                                             $5,938         $5,554
  ---------------------------------------------------------------------------------------- ----------- --------------

  Mandatory redeemable 8.597% capital securities of subsidiary trust                            125            125

  Mandatory redeemable preferred stock                                                           25             25

  Shareholders' Equity
         Common stock - par value $0.01 per share
                 (authorized:  180,000,000 shares; issued and outstanding:
                   67,574,664 shares in 1998 and  66,955,288 shares in 1997)                  1,274          1,257
         Retained earnings                                                                      229            253
         Accumulated other comprehensive income:
                 Net unrealized gain on fixed maturity investments, net of taxes                 87             98
                 Net unrealized loss on foreign exchange, net of taxes                           (2)            (2)
  ---------------------------------------------------------------------------------------- ----------- --------------
                                                                                              1,588          1,606

         Treasury stock (16,258,097 shares in 1998 and 15,597,021 shares in 1997)              (461)          (443)
  ---------------------------------------------------------------------------------------- ----------- --------------
                 Total shareholders' equity                                                  $1,127         $1,163
  ---------------------------------------------------------------------------------------- ----------- --------------

                 Total liabilities and shareholders' equity                                  $7,215         $6,867
  ---------------------------------------------------------------------------------------- ----------- --------------

  See Notes to Consolidated Financial Statements.

-------------------------------------------------------------------------------

                               TIG HOLDINGS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME


                                                                                Years Ended December 31,
                                                                           -----------------------------------
     (In millions, except share data)                                         1998        1997        1996
    ---------------------------------------------------------------------- ----------- ----------- -----------
     Revenues
            Net premium earned                                               $1,447      $1,466      $1,539
            Net investment income                                               235         290         290
            Net investment and other gain (loss)                               (12)           1          (4)
    ---------------------------------------------------------------------- ----------- ----------- -----------
                    Total revenues                                            1,670       1,757       1,825
    ---------------------------------------------------------------------- ----------- ----------- -----------

     Losses and expenses
            Net losses and loss adjustment expenses incurred                  1,041       1,151       1,138
            Policy acquisition and other underwriting expenses                  502         466         463
            Dividends to policyholders                                           24          14           3
            Corporate expenses                                                   81          44          37
            Interest expense on long-term debt                                   23          20           9
            Restructuring charges                                                 -           -         100
    ---------------------------------------------------------------------- ----------- ----------- -----------
                   Total losses and expenses                                  1,671       1,695       1,750
    ---------------------------------------------------------------------- ----------- ----------- -----------

            Income (loss) before income tax benefit (expense)                    (1)         62          75
            Income tax benefit (expense)                                          9         (10)          4
    ---------------------------------------------------------------------- ----------- ----------- -----------

                    Net income                                                   $8         $52         $79
    ---------------------------------------------------------------------- ----------- ----------- -----------
     Net income per common share:
                    Basic                                                     $0.13       $0.97       $1.36
                    Diluted                                                   $0.13       $0.94       $1.32
    ---------------------------------------------------------------------- ----------- ----------- -----------

     Dividends per common share                                               $0.60       $0.60       $0.20
    ---------------------------------------------------------------------- ----------- ----------- -----------

      See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                               TIG HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                                           Years Ended December 31,
                                                                                     -------------------------------------
 (In millions)                                                                          1998        1997         1996
------------------------------------------------------------------------------------ ----------- ------------ ------------

 Net income                                                                              $8           $52         $79

 Other comprehensive income (loss):
      Unrealized gains (losses) on securities, net of reclassification adjustment       (17)           71         (88)
      Foreign currency translation adjustments                                            -            (1)          -
------------------------------------------------------------------------------------ ----------- ------------ ------------
 Other comprehensive income (loss), before income taxes                                 (17)           70         (88)

 Provision for income taxes related to other comprehensive income (loss) items            6           (25)         30

------------------------------------------------------------------------------------ ----------- ------------ ------------
 Other comprehensive income (loss)                                                      (11)           45         (58)

 Comprehensive income (loss)                                                            ($3)          $97         $21
------------------------------------------------------------------------------------ ----------- ------------ ------------

 Other comprehensive income (loss):
     Unrealized gain (loss) during year, net of tax expense of $5                       $10
     Reclassification adjustment, net of tax benefit of $11                             (21)
------------------------------------------------------------------------------------ -----------
 Other comprehensive income (loss)                                                     ($11)
------------------------------------------------------------------------------------ -----------

See Notes to Consolidated Financial Statements.

-------------------------------------------------------------------------------

                               TIG HOLDINGS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                                  Years Ended December 31,
                                                                          -----------------------------------------
   (In millions)                                                              1998          1997          1996
  ----------------------------------------------------------------------- ------------- ------------- -------------

 Common Stock
          Balance at beginning of year                                       $1,257        $1,198        $1,186
                  Common stock issued                                            10            42             9
                  Income tax benefit from stock options exercised                 -            13             -
                  Conversion of Class A common stock                              -             -             1
                  Amortization of unearned compensation                           7             4             2
  ----------------------------------------------------------------------- ------------- ------------- -------------
          Balance at end of year                                              1,274         1,257         1,198
  ----------------------------------------------------------------------- ------------- ------------- -------------
   Class A common stock
          Balance at beginning of year                                            -             -             1
                  Conversion of Class A common stock                              -             -           (1)
  ----------------------------------------------------------------------- ------------- ------------- -------------
          Balance at end of year                                                  -             -             -
  ----------------------------------------------------------------------- ------------- ------------- -------------
   Retained earnings
          Balance at beginning of year                                          253           234           168
                  Net income                                                      8            52            79
                  Common stock dividends                                        (30)          (31)          (11)
                  Preferred stock dividends                                      (2)           (2)           (2)
  ----------------------------------------------------------------------- ------------- ------------- -------------
          Balance at end of year                                                229           253           234
  ----------------------------------------------------------------------- ------------- ------------- -------------
   Accumulated other comprehensive income
          Balance at beginning of year                                           96            51           109
                  Change in unrealized gain (loss) on fixed maturity
                       investments                                              (11)           46           (58)
                  Change in net unrealized loss on foreign exchange               -            (1)            -
  ----------------------------------------------------------------------- ------------- ------------- -------------
          Balance at end of year                                                 85            96            51
  ----------------------------------------------------------------------- ------------- ------------- -------------
   Treasury stock
          Balance at beginning of year                                         (443)         (276)          (88)
                  Treasury stock purchased                                      (18)         (167)         (188)
  ----------------------------------------------------------------------- ------------- ------------- -------------
          Balance at end of year                                               (461)         (443)         (276)
  ----------------------------------------------------------------------- ------------- ------------- -------------
   Total shareholders' equity at end of year                                 $1,127        $1,163        $1,207
  ----------------------------------------------------------------------- ------------- ------------- -------------

      See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                               TIG HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                   Years Ended December 31,
                                                                           -----------------------------------------
    (In millions)                                                              1998          1997          1996
   ----------------------------------------------------------------------- ------------- ------------- -------------
   Operating Activities
           Net income                                                             $8          $52           $79
           Adjustments to reconcile net income to cash provided
                 by (used in) operating activities:
                 Changes in:
                               Accrued investment income                           6            1            (1)
                               Premium receivable                                (68)         (33)          (11)
                               Reinsurance recoverable                          (551)        (265)          (43)
                               Deferred policy acquisition costs                  18          (11)            -
                               Prepaid reinsurance premium                       (11)         (72)            6
                               Income taxes                                       11          (62)          (11)
                               Loss reserves                                     200          374           (73)
                               Loss adjustment expense reserves                  (35)         (44)          (53)
                               Unearned premium reserves                         (19)          42           (16)
                               Reinsurance premium payable                        19          (27)           19
                               Funds held under reinsurance agreements           245           64           104
                               Other assets and other liabilities                 54           (9)          (26)
           Net investment and other (gain) loss                                   12           (1)            4
           Other                                                                  20            3            20
   ----------------------------------------------------------------------- ------------- ------------- -------------
                               Net cash provided by (used in) operating          (91)          12            (2)
    activities
   ----------------------------------------------------------------------- ------------- ------------- -------------

    Investing Activities
           Purchases of fixed maturity investments                            (4,091)      (2,884)       (1,920)
           Sales of fixed maturity investments                                 3,465        2,822         1,907
           Maturities and calls of fixed maturity investments                    817          365           252
           Sale of Independent Agents business                                     -         (120)            -
           Net decrease (increase) in short-term investments and other            42         (169)          (28)
           Other                                                                 (51)          (6)           (5)
   ----------------------------------------------------------------------- ------------- ------------- -------------
                               Net cash provided by investing activities         182            8           206
   ----------------------------------------------------------------------- ------------- ------------- -------------

    Financing Activities
           Borrowing on line of credit                                            70            -             -
           Repayments on line of credit                                          (70)           -             -
           Common stock issued                                                    10           42             9
           Income tax benefit from stock options exercised                         -           13             -
           Mandatory redeemable capital securities issued                          -          125             -
           Acquisition of treasury stock                                         (18)        (167)         (188)
           Common stock dividends                                                (30)         (31)          (11)
           Preferred stock dividends                                              (2)          (2)           (2)
           Increase (decrease) in notes payable                                    3           (1)            3
   ----------------------------------------------------------------------- ------------- ------------- -------------
                               Net cash used in financing activities             (37)         (21)         (189)
   ----------------------------------------------------------------------- ------------- ------------- -------------
           Increase (decrease) in cash                                            54           (1)           15
           Cash at beginning of period                                            18           19             4
   ----------------------------------------------------------------------- ------------- ------------- -------------
                               Cash at end of period                             $72          $18           $19
   ----------------------------------------------------------------------- ------------- ------------- -------------

     See Notes to Consolidated Financial Statements.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE A. DESCRIPTION OF BUSINESS
--------------------------------------------------------------------------------

TIG Holdings is primarily engaged in the business of property/casualty insurance and reinsurance through its 14 domestic insurance subsidiaries, collectively "TIG" or "the Company". Of direct premium written by TIG in 1998, 21% was written in California, 9% in Florida, 7% in Michigan, 6% in New York, and 5% in Hawaii. No other geographical area, including foreign operations, accounted for more than 5% of direct premium written. A description of each operating segments' principal products follows (see also Note P - Operating Segments).

Reinsurance. TIG's reinsurance operations are conducted through TIG Reinsurance Company ("TIG Re"). Reinsurance is a form of insurance whereby the reinsurer (i.e., TIG Re) agrees to indemnify another insurance company (the "ceding company") for all or a portion of the insurance risks underwritten by the ceding company under an insurance policy or policies. TIG Re writes both pro rata and excess of loss coverages. TIG Re provides pro rata coverages when the ceding company's underwriting capabilities are considered superior and where the relationship with the ceding company provides an opportunity for long-term profitability. TIG Re's primary strategy for excess of loss treaties is to take large participations in working layers of a limited number of programs. By assuming a significant participation in each treaty, TIG Re exercises significant control over the terms and structure of each treaty. TIG Re's predominant source of business is through reinsurance intermediaries. Net premium written for the Reinsurance division comprised 29%, 36% and 36% of consolidated net premium written for the years ended December 31, 1998, 1997 and 1996, respectively.

Commercial Specialty. Commercial Specialty coverages provide protection against property loss and legal liability for injuries to other persons or damage to their property arising from the policyholder's business operations. Commercial Specialty primarily develops and markets insurance programs where the nature of the risk does not lend itself to traditional commercial insurance. Significant programs include Sports and Leisure, with products for professional and amateur sports events; Workers' Compensation, which provides liability coverage to employers for payment of employee benefits associated with employment related accidents as mandated by state laws; Primary Casualty, which focuses on commercial auto, professional liability, construction and marine programs; Excess Casualty which offers lead umbrella and excess umbrella policies; and participation in three Lloyd's of London syndicates writing marine, UK property and aviation business. Commercial Specialty products are principally marketed through large general agents, with which TIG sometimes has exclusive marketing contracts. Net premium written for the Commercial Specialty division comprised 53%, 41% and 29% of consolidated net premium written for the years ended December 31, 1998, 1997 and 1996, respectively.

Custom Markets. Custom Markets' principal products are standard automobile, non-standard automobile, homeowners and small business owner's insurance. Automobile policies cover liability to third parties for bodily injury and property damage and physical damage to the insured's own vehicle resulting from collision or various other causes of loss. Homeowners and small commercial property policies protect against loss of dwellings/buildings and contents arising from a variety of perils, as well as liability arising from ownership or occupancy. Custom Markets' products are distributed through strategic relationships with general agents ("GAs") and other key distribution partners. Net premium written for the Custom Markets division comprised 20%, 13% and 6% of consolidated net premium written for the years ended December 31, 1998, 1997 and 1996, respectively.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Basis of Presentation. The consolidated financial statements are prepared in accordance with generally accepted accounting principles ("GAAP") and include the accounts of TIG Holdings, Inc. and its subsidiaries. Intercompany transactions are eliminated in consolidation. Certain reclassifications of prior years' amounts have been made to conform with the 1998 presentation.

Financial statements prepared in accordance with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes available, which could impact the amounts reported and disclosed herein.

Segment Reporting. Effective January 1, 1998, the Company adopted Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information ("Statement 131")". Statement 131 superseded FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise". Statement 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement 131 also established standards for related disclosures about products and services, geographic areas, and major customers. The adoption of Statement 131 did not affect results of operations or financial position (See Note P - Operating Segments).

Reporting Comprehensive Income. As of January 1, 1998, the Company adopted FASB Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" ("Statement 130"). Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or shareholders' equity. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities and the foreign currency translation adjustments, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. Prior year financial statements have been presented in conformity with the requirements of Statement 130.

Earnings per Share ("EPS"). In December 1997, the Company adopted FASB Statement of Financial Accounting Standard No. 128, "Earnings Per Share", which established a new calculation of EPS. Prior period amounts have been restated to conform with the new requirements. Basic earnings per share is calculated based upon the weighted average common shares outstanding during the period. In order to calculate EPS, unallocated Employee Stock Ownership Plan ("ESOP") shares and treasury shares are deducted from the outstanding common shares. For diluted EPS, Class A common stock and common stock options (See Note K - Incentive Compensation Plans) increase weighted average shares outstanding to the extent that they are dilutive. To obtain net income attributable to common shareholders for EPS computations, the annual preferred stock dividend is deducted from net income. The following schedule presents the calculation of Basic and Diluted
EPS:

(In millions)                                                   1998       1997      1996
------------------------------------------------------------- ---------- --------- ----------
Numerator:
      Net Income                                                   $8       $52        $79
      Less:  Preferred stock dividends                              2         2          2
------------------------------------------------------------- ---------- --------- ----------
      Income available to common  shareholders                     $6       $50        $77
Denominator:
      Weighted average shares outstanding for basic EPS          50.9      51.8       56.4
      Effect of dilutive options                                   .3       1.7        1.9
------------------------------------------------------------- ---------- --------- ----------
     Adjusted weighted average shares for diluted EPS            51.2      53.5       58.3

Basic EPS                                                       $0.13     $0.97      $1.36
------------------------------------------------------------- ---------- --------- ----------
Diluted EPS                                                     $0.13     $0.94      $1.32
------------------------------------------------------------- ---------- --------- ----------

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Investments. Fixed maturity investments are classified as available for sale, as TIG has no positive intent to hold such securities until maturity, and are carried at market value. Equity securities and other long term investments are also carried at market value while short-term investments are carried at cost, which approximates market value. Market value is based principally upon quoted market prices. Quoted market prices are available for substantially all fixed maturity investments and equity securities. The difference between the aggregate market value and amortized cost of securities, after deferred income tax effect, is reported in accumulated other comprehensive income as unrealized gain or loss and, accordingly, has no effect on net income (see Note D - Investments).

Interest on fixed maturity investments is recorded as income when earned and is adjusted for any amortization of purchase premium or accrual of discount. Realized gains and losses on the sale of investments are generally determined on a first-in-first-out basis. Realized losses are recorded when an investment's fair value is below book value and the decline is considered other than temporary.

In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement 133"), which is required to be adopted in years beginning after June 15, 1999. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Company expects to adopt the new Statement effective January 1, 2000. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of Statement 133 will be on the earnings and financial position of the Company.

Stock Compensation. TIG adopted Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("Statement 123") effective January 1, 1996. Statement 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. TIG elected to continue to account for employee stock-based compensation as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" and to provide pro forma disclosures in the Notes to Financial Statements of the effects of Statement 123 on net income and earnings per share (see Note K - Incentive Compensation Plans). There was no effect on net income or earnings per share as a result of adopting Statement 123.

Recognition of Premium Revenues. Premium, including premium on reinsurance contracts, is earned principally on a pro rata basis over the terms of the policies, which are generally not more than one year. Unearned premium represents the portion of premium written applicable to the unexpired terms of policies in force.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Loss and loss adjustment expense reserves. The liability for loss and loss adjustment expenses ("LAE") is based on an evaluation of reported losses and on estimates of incurred but not reported ("IBNR") losses. The reserve liabilities are determined using estimates of losses for individual claims (case basis reserves) and statistical projections of reserves for IBNR. Management considers many factors when setting reserves including: (i) current legal interpretations of coverage and liability; (ii) economic conditions; and (iii) internal methodologies which analyze TIG's experience with similar cases, with information from ceding companies, and with historical trends such as reserving patterns, loss payments, pending levels of unpaid claims, and product mix. Based on these considerations, management believes that adequate provision has been made for TIG's loss and LAE reserves. Actual losses and LAE paid may deviate, perhaps substantially, from such reserves. Adjustments to the reserves resulting from subsequent developments or revisions to the estimate are reflected in results of operations in the period in which such adjustments become known. The liability is reported net of estimated salvage and subrogation recoverables of $26 million and $31 million at December 31, 1998 and 1997, respectively. Certain liabilities for unpaid losses related to long-term workers' compensation coverage are discounted to present value. The workers' compensation indemnity reserves subject to discounting and the related discount are as follows:

                                                                             December 31,
                                                               -----------------------------------------
        (In millions)                                                 1998                 1997
        ------------------------------------------------------ -------------------- --------------------
        Subject to tabular reserving                                   $263                 $231
        Discount (3.5% in 1998 and 1997)                                 40                   31
        ------------------------------------------------------ -------------------- --------------------
        Discounted indemnity reserves                                  $223                 $200
        ------------------------------------------------------ -------------------- --------------------

Deferred Policy Acquisition Costs. Acquisition costs that vary with and are primarily related to the production of new business consist principally of commissions, premium taxes, and other expenses incurred at policy issuance and renewal. The costs are generally deferred and amortized ratably over the terms of the underlying policies. Anticipated losses, loss expenses, and remaining costs of servicing the policies are considered in determining the amount of costs to be deferred. Anticipated investment income is considered in determining whether a premium deficiency exists. Amortization of deferred policy acquisition costs totaled $425 million, $391 million and $347 million for the years ended December 31, 1998, 1997 and 1996, respectively.

Premium Deficiency Recognition. A premium deficiency is recognized for an operating division when the sum of expected claim costs and claim adjustment expenses, expected dividends to policyholders, maintenance costs and unamortized acquisition costs exceeds future earned premiums related to non-cancelable in-force policies and related anticipated investment income. A premium deficiency is first recognized by charging unamortized deferred policy acquisition costs to expense and then accruing a liability for any remaining deficiency.

Participating Insurance Business. Dividends to policyholders, which relate primarily to workers' compensation policies, are accrued during the period in which the related premium is earned. Approximately 7%, 7% and 4% in 1998, 1997 and 1996, respectively, of TIG's total gross written premium was subject to participation in such dividends.

Other Assets. Property, leasehold improvements and furniture and equipment with a cost of $44 million and $40 million at December 31, 1998 and 1997, respectively, are included in other assets. These balances are carried at cost less accumulated depreciation of $31 million and $24 million at December 31, 1998 and 1997, respectively. Depreciation is computed under the straight-line method over the estimated useful lives of the assets over periods ranging from three to ten years. Depreciation expense, including amortization of assets under capital lease, totaled $9 million in 1998, 1997 and 1996. Goodwill and other intangible assets with a cost of $21 million are also included in other assets net of accumulated amortization of $4 million and $3 million at December 31, 1998 and 1997, respectively. These balances are amortized on a straight-line basis over periods ranging from 10 to 20 years. Amortization expense totaled $1.4 million, $0.6 million and $0.5 million in 1998, 1997 and 1996. TIG's accounting policy governing the measurement of goodwill impairment includes an annual analysis of the recoverability of goodwill as of each balance sheet date.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Restructuring Charges. In February 1996, TIG announced the reorganization of its commercial operations and plans to exit certain lines of business that failed to meet profitability standards. As a result of this reorganization, TIG took the following actions: 1) combined its Specialty Commercial and Workers' Compensation divisions to form a new division called Commercial Specialty; 2) identified field offices for consolidation and closure; 3) identified lines of business for non-renewal or cancellation for which 1995 net premium written was approximately $190 million; 4) formed a run-off division (called "Other Lines") to administer contractually required policy renewals for run-off lines of business, and 5) outsourced to third party service providers or otherwise terminated the responsibilities of approximately 600 employees. The consolidation/closure of field offices was completed by December 31, 1996, although various lease obligations remain at December 31, 1998.

TIG recorded a $100 million accrual in first quarter 1996 for estimated restructuring charges comprised of severance of $17 million, contractual policy obligations of $37 million, office lease termination of $18 million, furniture, equipment and capitalized software write-downs of $12 million, and a reserve for litigation and credit issues related to terminated producers of $16 million. In 1997, TIG re-evaluated the $100 million restructuring charge. Although the total amount of the restructuring charge remained unchanged, the components were revised to the following: severance of $13 million; contractual policy obligations of $43 million; office lease terminations of $16 million; furniture, equipment and capitalized software write-downs of $10 million; and a reserve for litigation and credit issues related to terminated producers of $18 million. Severance costs were less than originally estimated due to the employment of certain TIG associates by third party service providers. The reduction in severance was effectively offset by increased costs for contractual policy obligations associated with outsourcing contracts. The revised estimates for leases, asset write-downs, and producer credit issues reflect minor adjustments to original assumptions based on activity through December 31, 1998. Charges against the restructure accrual of $97 million have been recorded since March 1996 and are comprised of $13 million in severance, $43 million in contractual policy obligations, $13 million in lease termination costs, $10 million in asset write-downs and $18 million related to producer credit issues. At December 31, 1998, TIG's exit plan was substantially complete with the remaining restructure accrual of $3 million projected to be paid out over the next two to three years. Net premium written for 1998, 1997, and 1996 from lines of business placed in run-off as a result of the 1996 restructure was ($1) million, $4 million and $140 million, respectively.

Guaranty Funds and Similar Assessments. TIG is assessed amounts by state guaranty funds to cover losses of policyholders of insolvent or rehabilitated insurance companies, by state insurance oversight agencies to cover the operating expenses of such agencies and by other similar legislated entities. These mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. The Company currently expenses these assessments as they are levied. Effective January 1, 1999, the Company will be required to adopt the provisions of AICPA Statement of Position 97-3 ("SOP 97-3"), under which these assessments are required to be accrued in the period in which they have been incurred. The effects of initially adopting SOP 97-3 will be recorded as the cumulative effect of a change in accounting principle. TIG has not determined the impact that the adoption of SOP 97-3 will have on its financial condition or results of operations.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE C.  SIGNIFICANT TRANSACTIONS AND EVENTS
--------------------------------------------------------------------------------

Premium Deficiencies Recognition. In third quarter 1998, a contract dispute arose between the Company and MBNA America Bank, N.A., the producer of an automobile insurance program within the Custom Markets division ("the MBNA program"). The dispute related to certain underwriting and pricing changes made by TIG to produce contractually guaranteed rates of return. In September 1998, the MBNA program was terminated. The producer elected under the termination provisions of the agency contract to require TIG to provide a renewal market through September 1, 1999. As a result, TIG recognized a premium deficiency of $33 million in third quarter 1998 related to future earned premium from existing Custom Markets business and mandatory renewals through September 1, 1999, for the MBNA program. The premium deficiency was recorded in TIG's third quarter 1998 income statement by expensing all Custom Markets deferred policy acquisition costs, which totaled $19 million, and establishing additional loss reserves of $14 million. At December 31, 1998, $7 million of this additional loss reserve remained. Net premium written for the MBNA program was $88 million and $30 million for the years ended December 31, 1998 and 1997, respectively.

Merger with Fairfax Financial Holdings Limited. On December 3, 1998, the Company announced the proposed merger of FFHL, Inc., a wholly-owned subsidiary of Fairfax Financial Holdings Limited (Fairfax), with TIG Holdings, Inc. Fairfax is a financial services holding company that, through its subsidiaries, is engaged in property, casualty and life insurance and reinsurance, investment management and insurance claim management. The merger will be the culmination of an evaluation of strategic alternatives initiated by the Company's Board of Directors in an effort to determine the course of action that was in the best interest of the Company and its stockholders. Under the merger agreement, Fairfax has agreed to convert each share of common stock of the Company issued and outstanding as of the date that the Certificate of Merger is filed with the State of Delaware into the right to receive $16.50 in cash, without interest. On March 8, 1999, at a Special Meeting of Stockholders of TIG Holdings, Inc., the stockholders are expected to vote on the merger agreement. The obligations of the Company and Fairfax to effect the merger are subject, among other things, to the condition that necessary insurance regulatory approvals shall have been obtained.

Closing of Offices. During 1998, the Company decided to close its executive offices in New York City, consolidating corporate functions with its corporate headquarters in Irving, Texas. In addition, the Company decided to close its staff counsel offices located throughout the United States and outsource the supervision of claims litigation previously performed by these offices. In conjunction with these closings, accruals for lease obligations and severance and related costs totaling $15 million were recorded as Corporate Expense in 1998.

Sale of Independent Agents Business Unit. On December 31, 1997, TIG sold the Independent Agents unit of its Retail Division, based in Battle Creek, Michigan, for $65 million in cash to Nationwide Mutual Insurance Company ("Nationwide"). The purchase price was adjusted for the surplus of TIG Countrywide Insurance Company ("CIC"), which was included in the sale, after giving effect to certain transactions. There was no capital gain or loss recognized on the sale. At closing, TIG entered into several reinsurance arrangements with CIC and ceded all outstanding loss and LAE reserves, unearned premium reserves and premium receivables related to the Independent Agents unit at book value. Under the purchase agreement, Nationwide assumed the risk of loss and LAE reserve development and receivable collectibility. To allow CIC and Nationwide time to make appropriate regulatory filings, TIG agreed to continue to write Independent Agents business and cede such business 100% to CIC for two years, or longer, if needed. TIG has also agreed to provide transition assistance services to CIC for the processing of this business for a period of up to two years. Independent Agents gross premium written for the years ended December 31, 1998, 1997 and 1996 totaled $247 million, $286 million and $299 million, respectively. During 1998, TIG recognized $20 million in ceding commission from the Independent Agents book of business.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE D.  INVESTMENTS
--------------------------------------------------------------------------------

Market Value and Amortized  Cost of Invested Assets:

                                                                  December 31, 1998
                                        ----------------------------------------------------------------------
                                                                                                     % of
                                        Market Value    Amortized     Unrealized    Unrealized      Market
  (In millions)                                            Cost         Gains         Losses      Portfolio
  ------------------------------------- -------------- ------------- ------------- ------------- -------------
  Municipal bonds                            $564          $522            $42          $ -          14.5%
  Mortgage-backed securities                  643           635             10           (2)         16.5
  United States government bonds            1,574         1,470            106           (2)         40.4
  Corporate and other bonds                   837           857             20          (40)         21.5
  ------------------------------------- -------------- ------------- ------------- ------------- -------------
         Total     fixed      maturity      3,618         3,484            178          (44)         92.9
  investments
  Short-term and other investments            276           276              -            -           7.1
  ------------------------------------- -------------- ------------- ------------- ------------- -------------
         Total invested assets             $3,894        $3,760           $178         ($44)         100.0%
  ------------------------------------- -------------- ------------- ------------- ------------- -------------


                                                                  December 31, 1997
                                         ---------------------------------------------------------------------
                                                                                                     % of
                                            Market      Amortized     Unrealized    Unrealized      Market
  (In millions)                              Value         Cost         Gains         Losses      Portfolio
  -------------------------------------- ------------- ------------- ------------- ------------- -------------
  Municipal bonds                            $637          $596            $42          ($1)         15.2%
  Mortgage-backed securities                  941           933             11           (3)         22.4
  United States government bonds            1,014           941             77           (4)         24.2
  Corporate and other bonds                 1,282         1,255             41          (14)         30.6
  -------------------------------------- ------------- ------------- ------------- ------------- -------------
         Total      fixed      maturity     3,874         3,725            171          (22)         92.4
  investments
  Short-term and other investments            318           316              3           (1)          7.6
  -------------------------------------- ------------- ------------- ------------- ------------- -------------
  -------------------------------------- ------------- ------------- ------------- ------------- -------------
         Total invested assets             $4,192        $4,041           $174         ($23)         100.0%
  -------------------------------------- ------------- ------------- ------------- ------------- -------------

Less than 17% of TIG's portfolio consists of mortgage-backed securities ("MBS") as of December 31, 1998. United States federal government and government agency mortgages represent approximately 69% of TIG's exposure to MBS as of December 31, 1998, offering AAA credit quality. A risk inherent to MBS is prepayment risk related to interest rate volatility. The underlying mortgages may be repaid earlier or later than originally anticipated, depending on the repayment and refinancing activity of the underlying mortgage holders. Should this occur, TIG would receive paydowns on principal amounts which may have been purchased at a premium or discount, and TIG's investment income would be affected by any adjustments to amortization resulting from the prepayments. TIG's consolidated financial results have not been materially impacted by prepayments of MBS. In addition, interest rate volatility can affect the market value of MBS. Substantially all MBS held in the portfolio can be actively traded in the public market.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

In the normal course of business, TIG may choose to hedge some of its interest rate risk with futures contracts and/or interest rate swaps. Alternatively, derivative financial instruments may also be utilized to enhance prospective returns. TIG's interest rate swap arrangements generally provide that one party pays interest at a floating rate in relation to movements in an underlying index, and the other party pays interest at a fixed rate. While TIG is exposed to credit risk in the event of nonperformance by the other party, nonperformance is not anticipated due to the credit rating of the counterparties. There were no interest rate swaps at December 31, 1998, and $14 million notional face amount of interest rate swaps at December 31, 1997. From time to time, TIG sells futures contracts to hedge its interest rate and market exposures on thirty-year U.S. Treasury bonds. Risks arise from movements in the futures contracts' values. Futures contracts are carried at market value, with gains and losses recognized as adjustments to the carrying value of the hedged investment. No futures contract positions were open at December 31, 1998 or 1997. However, positions were opened and closed during 1998, 1997 and prior years. The deferral method has been used to account for these closed futures contracts. Under the deferral method, gains and losses from derivatives are deferred on the balance sheet and recognized in earnings in conjunction with the earnings recognition of the designated items. The deferred loss from futures contracts was $5 million and $4 million at December 31, 1998 and 1997, respectively.


TIG routinely enters into commitments to purchase securities on a "To Be Announced" ("TBA") basis for which the interest rate risk remains with TIG until the date of delivery and payment. Delivery and payment of securities purchased on a TBA basis can take place a month or more after the date of the transaction. These securities are subject to market fluctuations during this period and it is the Company's policy to recognize any gains or losses only when they are realized. TIG maintains cash and short-term investments with a fair value exceeding the amount of its TBA purchase commitments. At December 31, 1998, there were no TBA purchase commitments, compared to TBA commitments of $24 million with a fair value of $26 million at December 31, 1997.

TIG has no material non-income producing investments and has no geographic or other concentrations of investment risk which have not been disclosed. Invested assets of TIG, carried at $836 million and $620 million at December 31, 1998 and 1997, respectively, were either on deposit with government agencies as required by law in various states in which TIG insurance subsidiaries conduct business or were held as collateral for various business transactions. Invested assets of TIG's participation in Lloyd's Syndicates totaling $32 million and $8 million at December 31, 1998, and 1997, respectively including cash of $11 million and $5 million for each respective period are held in trust in accordance with Lloyd's of London regulations (see Note N - Commitments and Contingencies).

The estimated market value and amortized cost of the portfolio, by contractual maturity, at December 31, 1998 are presented below. Expected maturities will differ from contractual maturities as certain borrowers have the right to call or prepay obligations.

                                                                         Market       Amortized
              (In millions)                                               Value         Cost
              -------------------------------------------------------- ------------- -------------
              Due in one year or less                                      $133          $133
              Due after one year through five years                         309           309
              Due after five years through ten years                      1,137         1,143
              Due after ten years                                         1,396         1,264
              Mortgage-backed securities                                    643           635
              -------------------------------------------------------- ------------- -------------
              Total fixed maturity investments                           $3,618        $3,484
              -------------------------------------------------------- ------------- -------------

Components of Net Investment Income

                                                                      Years Ended December 31,
                                                                    -------------------------------
              (In millions)                                           1998       1997      1996
              ----------------------------------------------------- ---------- --------- ----------
              Fixed maturity investments                               $269     $297       $298
              Short-term and other investments                           11        8          6
              ----------------------------------------------------- ---------- --------- ----------
              Total gross investment income                             280      305        304
              Investment expenses, interest and other                   (45)     (15)       (14)
              ----------------------------------------------------- ---------- --------- ----------
              Total net investment income                              $235     $290       $290
              ----------------------------------------------------- ---------- --------- ----------

Net Investment and Other Gain (Loss)

                                                                  Years Ended December 31,
                                                                    -------------------------------
              (In millions)                                           1998       1997      1996
              ----------------------------------------------------- ---------- --------- ----------
              Fixed maturity investments
                   Gross gains                                         $67       $38        $37
                   Gross losses                                        (75)      (22)      (41)
              Other losses                                              (4)      (15)         -
              ----------------------------------------------------- ---------- --------- ----------
              Net investment and other gain (loss) before tax          (12)        1        (4)
              Less related taxes                                         4         -          1
              ----------------------------------------------------- ---------- --------- ----------
              Net investment and other gain (loss), net of taxes       ($8)       $1       ($3)
              ----------------------------------------------------- ---------- --------- ----------

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE E.  LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES
--------------------------------------------------------------------------------

Activity in the loss and loss adjustment expense reserve account is summarized as follows:

   (In millions)                                                                 1998           1997          1996
   -------------------------------------------------------------------------- ------------- -------------- -------------
   Balance January 1, net of reinsurance recoverables                           $2,531         $2,634         $2,752
   Incurred related to:
        Current year                                                             1,016          1,076          1,122
        Prior year                                                                  25             75             16
   -------------------------------------------------------------------------- ------------- -------------- -------------
   Total losses and LAE incurred                                                 1,041          1,151          1,138
   -------------------------------------------------------------------------- ------------- -------------- -------------
   Loss and LAE payments related to:
        Current year                                                               313            417            374
        Prior year                                                                 999            837            882
   -------------------------------------------------------------------------- ------------- -------------- -------------
   Total losses and LAE payments                                                 1,312          1,254          1,256
   Retroactive reinsurance assumed                                                  52              -              -
   -------------------------------------------------------------------------- ------------- -------------- -------------
   Balance December 31, net of reinsurance recoverable                           2,312          2,531          2,634
   Reinsurance recoverable, excluding amounts recoverable on retroactive
             reinsurance ceded of $210 million in 1998                           1,788          1,404          1,126
   -------------------------------------------------------------------------- ------------- -------------- -------------
   Gross loss and LAE reserves                                                  $4,100         $3,935         $3,760
   -------------------------------------------------------------------------- ------------- -------------- -------------

In 1998, TIG recognized unfavorable prior year loss and LAE reserve development of $25 million, of which unfavorable development of $24 million was attributable to TIG Insurance and $1 million of unfavorable development was attributable to TIG Re. The unfavorable development in TIG Insurance is primarily attributable to $11 million of development in unallocated LAE costs related to the termination of programs in Other Lines, unallocated LAE reserve strengthening of $7 million, and $6 million of unfavorable loss and allocated LAE development. Retroactive reinsurance assumed represents reserves assumed from third parties for insurable events that have already occurred in exchange for cash and/or investment consideration. These reserves relate to new programs in TIG's workers' compensation lines and Lloyd's Syndicates. No additional premiums or return premiums have been accrued as a result of prior years affects.

In 1997, TIG recognized unfavorable prior year loss and LAE reserve development of $75 million, of which unfavorable development of $106 million was attributable to TIG Re reserve strengthening and favorable development of $31 million was attributable to TIG Insurance. The reserve strengthening by TIG Re in December 1997 was based on actuarial evaluations of loss data through September 30, 1997, which incorporated enhancements to TIG Re's actuarial process and previously unavailable data. This intensive actuarial review indicated that reserving issues were concentrated in a limited number of large proportional excess of loss programs, the majority of which were restructured or non-renewed effective January 1, 1997. TIG Re also increased 1997 accident year reserves by $39 million as a result of the September 30, 1997 actuarial study. The total $145 million reserve increase recorded by TIG Re in December 1997 was net of corporate aggregate stop loss reinsurance coverage, including $40 million under a 1995 intercompany agreement with TIG Insurance. The favorable prior year loss reserve development of $31 million for primary lines written by TIG Insurance was principally attributable to continuing favorable workers' compensation development. The majority of this favorable development was reallocated to the 1997 accident year for workers' compensation and various other lines for statutory reporting purposes. The assumption by TIG Insurance in Other Lines of $40 million in losses under the aforementioned intercompany reinsurance agreement was principally offset by a $27 million cession to a corporate aggregate stop loss reinsurance treaty.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

The unfavorable loss and LAE reserve development for prior years in 1996 of $16 million is due primarily to adverse development in Other Lines. In connection with the February 1996 restructuring, TIG completed a re-evaluation of loss and LAE reserves related to run-off lines using additional loss development data received during the first quarter of 1996. This data confirmed adverse loss development trends observed in the second half of 1995 and was a consideration in the decision to exit certain lines of business, as discussed at Note B Summary of Significant Accounting Policies. As a result of this re-evaluation and management's belief that the restructuring decision will make the claims settlement process less consistent and more volatile, TIG increased loss and LAE reserves by $31 million in the first quarter of 1996 for run-off lines, principally for long haul trucking and large accounts. This reserve strengthening was partially offset by continuing favorable development of 1993 and prior years' workers' compensation reserves.

TIG's reserves include an estimate of TIG's ultimate liability for asbestos-related matters, environmental pollution, toxic tort and other non-sudden and accidental claims for which ultimate values cannot be estimated using traditional reserving techniques. TIG's environmental claims activity is predominately from hazardous waste and pollution-related claims arising from commercial insurance policies. Most of TIG's pollution claims are from small regional operations or local businesses involved with disposing wastes at dump sites or having pollution on their own property due to hazardous material use or leaking underground storage tanks. In connection with the initial public offering of TIG Holdings' common stock ("IPO"), an affiliate of Transamerica agreed to pay 75% of up to $119 million of reserve development and newly incurred claims, up to a maximum reimbursement of $89 million, on policies written prior to January 1, 1993 with respect to certain environmental claims involving paid losses and certain LAE in excess of TIG's environmental loss and LAE reserves at December 31, 1992. At December 31, 1998, the Transamerica affiliate had incurred no liability under this agreement.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE F.  REINSURANCE
--------------------------------------------------------------------------------


                                                                        Years Ended December 31,
                                                            ---------------------------------------------------
          (In millions)                                          1998              1997             1996
          ------------------------------------------------- ---------------- ----------------- ----------------
          Written premium:
                   Direct                                       $1,367            $1,221          $1,274
                   Assumed                                         774               722             650
                   Ceded                                          (723)             (507)           (395)
          ------------------------------------------------- ---------------- ----------------- ----------------
                   Net                                          $1,418            $1,436          $1,529
          ------------------------------------------------- ---------------- ----------------- ----------------
          Earned premium:
                   Direct                                       $1,323            $1,232          $1,307
                   Assumed                                         840               667             632
                   Ceded                                          (716)             (433)           (400)
          ------------------------------------------------- ---------------- ----------------- ----------------
                   Net                                          $1,447            $1,466          $1,539
          ------------------------------------------------- ---------------- ----------------- ----------------
          Incurred losses and LAE:
                   Gross                                        $1,494            $1,751          $1,417
                   Ceded                                          (453)             (600)           (279)
          ------------------------------------------------- ---------------- ----------------- ----------------
                    Net                                         $1,041            $1,151          $1,138
          ------------------------------------------------- ---------------- ----------------- ----------------

TIG reinsures portions of its policy risks with other insurance companies or underwriters and remains liable under these contracts. Reinsurance is used to transfer some policy risks such that the amount of individual claims can be limited to a fixed percentage or amount. Reinsurance is also utilized to limit the amount of claims related to catastrophes. This strategy allows TIG to insure larger risks while controlling exposure to large losses. Reinsurance agreements currently in place are structured on both a treaty basis, where all risks meeting a certain criteria are automatically reinsured, and on a facultative basis, where each policy reinsured is separately negotiated. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. As a part of its overall business strategy, TIG also engages in assumed reinsurance transactions, primarily through TIG Re, a wholly-owned subsidiary.

Reinsurance contracts do not relieve TIG from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to TIG; accordingly, allowances are established for amounts estimated to be ultimately uncollectible. TIG evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1998, TIG held collateral related to reinsurance amounts in the form of letters of credit totaling $317 million, trust funds totaling $310 million, and funds held totaling $564 million.

Effective January 1, 1998, the Company entered into a loss portfolio reinsurance agreement on a funds held basis for loss and LAE reserves of $265 million related to certain run-off programs. The gain of $22 million was deferred and will be amortized into income as losses are paid. Amortization of the deferred gain of $8 million was recorded as a reduction of incurred losses in 1998. The contract covers 80% of any adverse loss development incurred in excess of $280 million up to a maximum of $343 million. Any additional future benefit from the contract triggered by adverse loss development will also be deferred and amortized into income as the related losses are paid. Funds held bear interest at 1.7% per quarter beginning April 1, 1998. Related funds held interest of $10 million was recorded as a reduction of net investment income in 1998.

Under this reinsurance arrangement, the reinsurer has the right to convert the treaty to a funds transferred basis from a funds held basis if the S&P rating for TIG falls below A+. As a result of this provision, and the downgrading of TIG's rating to below A+, effective January 1, 1999, TIG Insurance established a trust agreement of $177 million with Norwest Bank for the benefit of the reinsurer, in lieu of funds transferred.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

During 1998, in response to favorable market conditions for obtaining reinsurance coverage and to mitigate the inherent financial volatility of a changing book of business, TIG increased the utilization of aggregate stop loss and other finite reinsurance coverages by entering into several new contracts with reinsurance providers. In addition to the loss portfolio reinsurance agreement mentioned above, the Company also purchased finite reinsurance for workers' compensation programs that allows TIG to stay competitive with other insurers whose state of domicile allow discounting of workers' compensation loss reserves. The Company also purchased finite reinsurance to provide aggregate stop loss coverage for all lines. The pre-tax net benefit provided by these contracts, including additional interest costs on withheld funds, was $36 million for 1998.

The Company also commuted two reinsurance agreements during 1998. Although there was no significant impact on the consolidated results of TIG, the commutation of an intercompany aggregate stop loss treaty between TIG Re and the subsidiary through which the Company offers its primary coverage resulted in a net benefit in Other Lines and a net cost in TIG Re of $34 million. In addition, TIG Re commuted another reinsurance treaty with a third party that generated a net benefit of $36 million.

In response to favorable pricing conditions and to mitigate volatility in the Company's exposure to losses in new workers' compensation lines, TIG utilized reinsurance to reduce its net retention on most of its workers' compensation lines from $1 million to $100 thousand during 1998.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE G. INCOME TAXES
--------------------------------------------------------------------------------

TIG files a consolidated federal income tax return. At December 31, 1998, TIG had a net operating loss carryover of $261 million, of which $34 million will expire in 2008, $96 million will expire in 2009, $6 million will expire in 2011, $110 million will expire in 2012, and $15 million will expire in 2013. Additionally, TIG has a $1 million capital loss carryover, which will carry back to 1997. For the tax years ended December 31, 1998, 1997 and 1996, TIG made tax payments of $1 million, $40 million (related to the $40 million advance payment discussed below), and $1 million, respectively.

The components of the income tax asset balance are as follows:

                                                                                 December 31,
                                                                       ----------------------------------
              (In millions)                                                 1998              1997
              -------------------------------------------------------- ---------------- -----------------
              Current asset                                                  $43               $57
              Net deferred tax asset                                          86                83
              -------------------------------------------------------- ---------------- -----------------
                   Total                                                    $129              $140
              -------------------------------------------------------- ---------------- -----------------

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of TIG's deferred tax assets and liabilities as of December 31, 1998 and 1997 are shown in the following table:

                                                                                 December 31,
                                                                       ----------------------------------
              (In millions)                                                 1998             1997
              -------------------------------------------------------- ---------------- -----------------
              Deferred tax assets:
              Discounting of reserves for losses
                     and loss adjustment expenses                           $154              $158
              Net operating loss carryforward                                 91                70
              Discounting of unearned premium reserves                        35                38
              Expense reserves                                                13                20
              Policyholder dividends                                          10                 7
              Restructuring and other liabilities                              7                 5
              Postretirement benefits other than pensions                      7                 8
              Capital loss carryforward                                        -                 7
              Business in force                                                -                 7
              Other, net                                                      10                 8
              -------------------------------------------------------- ---------------- -----------------
                     Total deferred tax assets                               327               328
              -------------------------------------------------------- ---------------- -----------------

              Deferred tax liabilities:
              Section 338 - marketable securities                            124               130
              Deferred policy acquisition costs                               44                53
              Unrealized gain - marketable securities                         48                52
              Section 338 - other                                             25                10
              -------------------------------------------------------- ---------------- -----------------
                     Total deferred tax liabilities                          241               245
              -------------------------------------------------------- ---------------- -----------------
                     Net deferred tax asset                                  $86               $83
              -------------------------------------------------------- ---------------- -----------------

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

In accordance with the provisions of Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes", TIG's management has reviewed its deferred tax asset balance and concluded that it is more likely than not the entire deferred tax asset will be realized. Management's conclusion is based on its expectation that sufficient taxable income will be generated in future periods within the carryforward period. TIG has reported profits in 1997, 1996, 1995 and 1994, and is expected to be profitable in the future. If TIG does not achieve its anticipated earnings level in future periods but maintains the earnings level sustained over the past four years and converts all of its tax-exempt securities into taxable securities, it anticipates that all of its net operating loss and 90% of its existing deferred tax asset will be utilized by the year 2002.

Components of the income tax benefit (expense) are as follows:

                                                                        Years Ended December 31,
                                                           ----------------------------------------------------
        (In millions)                                            1998             1997              1996
        -------------------------------------------------- ----------------- ---------------- -----------------
        Current expense                                          ($4)            ($9)               ($9)
        Deferred benefit (expense)                                13              (1)                13
        -------------------------------------------------- ----------------- ---------------- -----------------
             Total income tax benefit (expense)                   $9            ($10)                $4
        -------------------------------------------------- ----------------- ---------------- -----------------

The exercise of stock options granted under the Company's various stock option plans gives rise to compensation which is includable in the taxable income of the applicable employees and deductible by the Company for federal and state income tax purposes. Such compensation results from increases in the fair market value of the Company's common stock subsequent to the date of grant of the applicable exercised stock options. Accordingly, in conformity with Accounting Principles Board Opinion No. 25, such compensation is not recognized as an expense for financial accounting purposes and the related tax benefits are taken directly to Additional Paid-in Capital. Additional Paid-in Capital, which is a component of Common Stock in the accompanying financial statements, was increased $13 million during 1997 as a result of the exercise of such options. Tax benefits from the exercise of stock options by employees were not material in 1998 and 1996 (see Note K - Incentive Compensation Plans).

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

The components of benefit (expense) for total deferred income taxes are as follows:

                                                                              Years Ended December 31,
                                                                       -----------------------------------------
       (In millions)                                                       1998          1997          1996
       --------------------------------------------------------------- ------------- ------------- -------------
       Discounting of reserves for losses and
              loss adjustment expenses                                      ($4)          ($9)          ($5)
       Discounting of unearned premium reserves                              (3)           (4)            1
       Net operating loss carryforward                                       21            35           (11)
       Expense reserves                                                      (7)           17             -
       Restructuring charges                                                  2           (15)           16
       Capital loss carryforward                                             (7)          (10)            3
       Business in force                                                     (7)           (7)           (6)
       Policyholder dividends                                                 3             1            (4)
       Tax liability adjustment                                               -             5            20
       Investment book / tax differences                                      6            (2)           (4)
       Deferred policy acquisition costs                                      9            (1)           (1)
       Other                                                                  -           (11)            4
       --------------------------------------------------------------- ------------- ------------- -------------
              Total deferred income tax benefit (expense)                   $13           ($1)          $13
       --------------------------------------------------------------- ------------- ------------- -------------

The reconciliation of income tax computed at the U.S. federal statutory rates to total income tax benefit (expense) is as follows:

                                                                           Years Ended December 31,
                                                                    -----------------------------------------
              (In millions)                                             1998          1997          1996
              ----------------------------------------------------- ------------- ------------- -------------
              Federal income tax expense at statutory rates              $ -          ($22)         ($26)
              Tax-exempt investment income                                 9             9             9
              Tax liability adjustment                                     -             5            20
              Other                                                        -            (2)            1
              ----------------------------------------------------- ------------- ------------- -------------
                      Total income tax benefit (expense)                  $9          ($10)           $4
              ----------------------------------------------------- ------------- ------------- -------------

TIG's Federal income tax returns are routinely audited by the Internal Revenue Service (IRS) and provisions are made in the financial statements in anticipation of the results of these audits. Following a routine federal income tax audit by the IRS, in September 1997, the IRS issued a Statutory Notice of Deficiency for the tax year 1993 and a Revenue Agents Report for 1994 asserting a tax liability of approximately $170 million excluding interest. The IRS's asserted tax adjustments principally relate to the acquisition made by TIG under the Section 338(h)(10) election of April 27, 1993 in conjunction with TIG's IPO and primarily generate temporary differences by creating income in 1993 with corresponding deductions in 1993 and future tax years. TIG strongly disagrees with the IRS's position and, on December 11, 1997, TIG filed a Tax Court Petition challenging it. In connection with the Statutory Notice of Deficiency issued by the IRS for the 1993 tax year, TIG made a $40 million advance tax payment in December 1997 that has been reflected as a current tax asset. While the timing of cash tax payments may be impacted, management believes that revisions to TIG's recorded tax liability, if any, arising from the IRS audit will not materially impact consolidated net income or financial condition.

In March 1996, TIG entered into settlement agreements with the IRS on several outstanding audit assessments, resulting in a redetermination of certain tax liabilities related to tax years prior to TIG's initial public offering in April 1993. A $20 million deferred tax benefit was recognized in first quarter of 1996 as a result of the redetermination.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE H. FINANCING ARRANGEMENTS
--------------------------------------------------------------------------------

Notes Payable. In April 1995, TIG Holdings issued $100 million of 8.125% Notes maturing 2005. Interest is payable on a semi-annual basis, and a lump sum principal repayment for the non-callable notes is due April 15, 2005. Included in the restrictive covenants are limitations on the disposition of the stock of TIG Insurance Company ("TIC"), limitations on liens and conditions on the merger of the Company. If the merger of the Company with Fairfax is consummated, management expects these conditions will be met. Interest expensed and paid was $8 million in 1998, 1997 and 1996. These Notes are the senior debt of the Company and have liquidation preference over other debt.

Sale - Leaseback. In December 1995, TIG Insurance Company entered into a $50 million credit facility, of which approximately $27 million and $24 million was outstanding as of December 31, 1998 and 1997. The facility is a direct financing arrangement with a third party related to the sale and leaseback of certain fixed assets, excluding data processing equipment. The net book value of these assets is $23 million at December 31, 1998, and $18 million at December 31, 1997, which includes accumulated depreciation of $24 million and $19 million at December 31, 1998 and 1997, respectively. The initial draw of $22 million against the facility in December 1995 is being amortized over 5 years with interest at 5.9% payable quarterly. Subsequent draws against the facility are amortized over 5 years and interest, based on a fixed or floating rate, is payable quarterly. Interest rates during 1998 ranged from 5.9% to 7.7%. Interest expensed and paid was $1.6 million for 1998 and 1997, and $1.4 million for 1996.

At December 31, 1998, approximate future minimum lease payments under this facility are as follows:

          (In millions)               Principal             Interest               Total
          ---------------------- --------------------- -------------------- --------------------
               1999                       $8.8                $1.5                 $10.3
               2000                        9.1                 0.9                  10.0
               2001                        4.7                 0.4                   5.1
               2002                        3.0                 0.2                   3.2
               2003                        1.4                   -                   1.4
          ---------------------- --------------------- -------------------- --------------------
               Total                     $27.0                $3.0                 $30.0
          ---------------------- --------------------- -------------------- --------------------

Line of Credit. In December 1995 (as amended and restated in 1997), TIG established an unsecured revolving line of credit with maximum borrowings of $250 million. Included in the restrictive covenants are limitations on the disposition of significant subsidiaries of TIG, limitations on liens and limitations on the merger of the Company. The merger of the Company with Fairfax (see Note C - Significant Transactions and Events) would create an "event of default", and as such, the Company intends to terminate the facility prior to completion of the sale. During the first quarter of 1998, TIG borrowed $70 million against this facility. The full amount of the five year credit facility was available for general corporate purposes as of December 31, 1998. Interest of $2.5 million was expensed and paid in 1998. The interest rate on the facility is determined at the time of each individual borrowing and is based upon a senior debt ratings grid, currently either LIBOR plus 30 basis points, Prime or CD rate plus 42.5 basis points. For utilization greater than 50%, the LIBOR and CD rates increase by 5 basis points.

Capital Securities. In January of 1997, TIG Capital Trust I ("TIG Capital" or the "Trust"), a statutory business trust created under Delaware law and a trust subsidiary of TIG Holdings, completed a private offering for $125 million of 8.597% mandatory redeemable capital securities maturing in 2027. TIG Holdings is the initial holder of 100% of the common securities of TIG Capital. Holders of the capital securities of the Trust have a preference under certain circumstances over the holders of common securities of the Trust with respect to cash distributions and amounts payable on liquidation, redemption, or otherwise.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

TIG Holdings issued $128.75 million in 8.597% Junior Subordinated Debentures to TIG Capital Trust I (including approximately $3.75 million with respect to the capital contributed to the Trust by TIG Holdings). Included in the restrictive covenants are conditions on the merger of the Company. If the merger of the Company with Fairfax is consummated, management expects these conditions will be met. TIG Holdings guaranteed the payment of distributions and payments on liquidation or redemption of the capital securities but only in each case to the extent of funds held by the Trust. The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. The net proceeds received by TIG Holdings from the issuance of the debentures were used for general corporate purposes including repurchases of the Company's common stock. Interest expense was $10.7 million and $9.9 million in 1998 and 1997. Interest paid was $10.7 million and $4.9 million in 1998 and 1997.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE I. MANDATORY REDEEMABLE PREFERRED STOCK
--------------------------------------------------------------------------------

In April 1993, in connection with it's IPO, TIG Holdings issued 250,000 shares of non-voting mandatory redeemable preferred stock with a cumulative annual cash dividend rate of $7.75 per share and an aggregate liquidation preference/redemption value of $25 million plus accrued and unpaid dividends. The preferred stock must be redeemed on April 27, 2000. With each regular quarterly dividend declared on the preferred shares, each holder also receives one non-transferable right (a "Right"). Each Right will constitute the right to receive an additional amount to the extent that the regular cash dividend to which the related Right was, in whole or in part, not made out of TIG Holdings' current or accumulated earnings and profits, as calculated for federal income tax purposes. In such event, the holder of a Right will be entitled to receive an amount which, when taken together with the regular cash dividend to which the Right was related, would cause the net after-tax return to such holder to equal what the net after-tax return on the mandatory redeemable preferred stock would have been had the regular cash dividend been paid entirely out of the current or accumulated earnings and profits of TIG Holdings. During 1998, TIG paid an additional $1 million in respect to these Rights in connection with dividends declared on the mandatory redeemable preferred stock during 1997. No additional payments were required during 1997 and 1996.

If the merger of the company with Fairfax is consummated (see Note C Significant Transactions and Events), each share of preferred stock that is issued and outstanding immediately prior to the merger will be converted into the right to receive one share of preferred stock of the entity surviving the merger, with the same terms as the original shares.


--------------------------------------------------------------------------------
NOTE J. SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

Authorized Capital Stock. TIG Holdings' authorized capital stock consists of one million shares of $0.01 par value Class A convertible common stock, 180 million shares of $0.01 par value common stock, and 15 million shares of $0.01 par value preferred stock.

Class A Common Stock. In April 1993, TIG Holdings issued 224,600 shares of Class A common stock of which 81,191 had been canceled as of April 1996. In accordance with the terms of their issuance, the remaining 143,409 Class A common shares were converted to common shares in 1996 (see Note K - Incentive Compensation Plans). As of December 31, 1998, no shares of Class A common stock are outstanding.

Subsidiary Dividend Restrictions. Payment of dividends to TIG Holdings by its insurance subsidiaries is subject to certain restrictions. State insurance laws limit the amount that may be paid without prior notice or approval by insurance regulatory authorities. As of December 31, 1998, $96 million of dividends are currently available for payment to TIG Holdings from its insurance subsidiaries during 1999 without restriction. Cash dividends paid by the insurance subsidiaries in 1998, 1997 and 1996 were $175 million, $145 million and $130 million, respectively.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE K. INCENTIVE COMPENSATION PLANS
--------------------------------------------------------------------------------

As of December 31, 1998, the Company has three stock based compensation plans, which are described below. The Company adopted Statement 123 effective January 1, 1996 and has elected to continue to account for employee stock-based compensation as prescribed by APB Opinion No. 25 (See Note B - Summary of Significant Accounting Policies). If the merger of the Company with Fairfax is consummated (see Note C - Significant Transactions and Events), participants will become fully vested, cash distributions will be made and these plans will terminate.

The 1996 Long-Term Incentive Plan. The 1996 Long-Term Incentive Plan (the "1996 Plan") provides for awards of stock options, stock appreciation rights, restricted stock grants, restricted stock units and/or performance units. The maximum number of shares of Common Stock for which awards may be granted or paid out under the 1996 Plan is five million shares plus, effective January 1, 2000, the Limitation Amount. The "Limitation Amount" is 1.5% of the total number of issued and outstanding shares of Common Stock as of January 1, 2000, plus, effective each January 1 thereafter through and including January 1, 2006, 1.5% of the total number of issued and outstanding shares of Common Stock as of such January 1. In addition to the shares available for grant as previously mentioned, two million shares of Common Stock will be available solely for the grant of awards to employees in connection with acquisitions of other entities or businesses by the Company. As of December 31, 1998, there were no stock appreciation rights, restricted stock units or performance units outstanding at that time. The 1996 Plan was originally to terminate on the date of the Company's annual meeting of shareholders in 2006; however, if the merger of the Company with Fairfax is consummated, the plan will be terminated. Thereafter, no awards may be granted. Stock options under the 1996 Plan typically have a term of ten years from the date of the grant and vest in equal annual installments over four years. Restricted stock grants typically vest in equal annual installments over three years. The weighted average fair value of restricted stock granted during the year was $31.47.

The 1996 Non-Employee Directors Compensation Program. The 1996 Non-Employee Directors Compensation Program (the "1996 Program") provides for awards of stock options and restricted share units. These awards are not to exceed 200,000 shares. As of December 31, 1998, there were 33,873 restricted share units and stock options representing the right to acquire 67,746 shares of common stock. Each restricted share unit converts into one share of common stock based upon an irrevocable election made by each non-employee director. The 1996 Program was to terminate on the close of business on the date of the Company's annual meeting of shareholders in 1999; however, if the merger of the Company with Fairfax is consummated, the program will be terminated at that time. Restricted share units and stock options granted prior to the date of the annual meeting of shareholders in 1997 will vest in three substantially equal installments on the dates of each annual meeting of shareholders in 1997, 1998 and 1999. Restricted share units and stock options granted on or after the date of the 1997 annual meeting of shareholders but prior to the date of the 1998 annual meeting of shareholders will vest in two equal installments on the dates of each annual meeting of shareholders in 1998 and 1999. Restricted share units and stock options granted on or after the date of the 1998 annual meeting of shareholders but prior to the 1999 annual meeting of shareholders were originally to vest in one installment on the date of the 1999 annual meeting of shareholders. The maximum term of any stock option granted will be ten years from the date of grant.

The 1993 Long-Term Incentive Plan. The 1993 Long-Term Incentive Plan (the "1993 Plan") provides for awards of stock options, stock appreciation rights, restricted stock grants and/or performance units (collectively referred to as "awards"). These awards are not to exceed 15 million shares in the aggregate. As of December 31, 1998, there were no stock appreciation rights or performance units outstanding. The 1993 Plan terminated May 2, 1996, except with respect to outstanding awards, with the approval of the 1996 Plan. Stock options under the 1993 Plan originally had a term of ten years from the date of grant and vested in equal annual installments over four years, while restricted stock grants vested in equal annual installments over three years.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

In connection with the IPO, TIG and Transamerica agreed that TIG employees could surrender their options to purchase Transamerica common stock by May 14, 1993, and receive options to purchase TIG Holdings common stock, retaining the taxable spread, vesting schedule and term of the surrendered Transamerica stock options as of the IPO closing date. Options relating to 820,498 shares of common stock were issued in connection with this agreement and are included in outstanding options in the following table.

A summary of the status of the Company's three stock based compensation plans as of December 31, 1998 and changes during the three years ended December 31, 1998 is presented below:

                                                            Restricted        Class A
                                                              Shares          Shares         Options
      ---------------------------------------------------- --------------- --------------- --------------
      Outstanding at January 1, 1996                           28,860          35,793       11,011,182
      Granted                                                 110,170               -        1,476,736
      Exercised/Earned                                        (25,436)        (35,793)        (383,594)
      Forfeited or canceled                                   (14,380)              -         (472,089)
      ---------------------------------------------------- --------------- --------------- --------------
      Outstanding at December 31, 1996                         99,214               -       11,632,235
      ---------------------------------------------------- --------------- --------------- --------------
      Granted                                                  71,319               -        2,090,117
      Exercised/Earned                                        (33,972)              -       (2,994,788)
      Forfeited or canceled                                   (11,268)              -         (262,820)
      ---------------------------------------------------- --------------- --------------- --------------
      Outstanding at December 31, 1997                        125,293               -       10,464,744
      ---------------------------------------------------- --------------- --------------- --------------
      Granted                                                 178,045               -        1,580,832
      Exercised/Earned                                        (51,435)              -         (464,952)
      Forfeited or canceled                                   (14,984)              -         (649,466)
      ---------------------------------------------------- --------------- --------------- --------------
      Outstanding at December 31, 1998                        236,919               -       10,931,158
      ---------------------------------------------------- --------------- --------------- --------------

The weighted average option exercise price was $25.74, $25.06 and $22.74 for options outstanding at December 31, 1998, 1997 and 1996 respectively. The weighted average option exercise price was $30.50 for options granted during 1998, $21.95 for options exercised in 1998 and $29.11 for options forfeited in 1998.

The weighted average fair value of options granted during 1998 was $8.48. The fair value of each option grant is estimated on the date of grant using the
Black-Scholes   option-pricing   model  with  the   following   weighted-average
assumptions used for grants in 1998, 1997 and 1996, respectively: dividend yield of 2.95 percent, 1.70 percent and 1.75 percent; expected volatility of .289,
 .220, and .201; risk free interest rate of 5 percent, 6 percent and 7 percent and expected life of 7 years for all years. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its
employee  stock  options.   If  the  merger  of  the  Company  with  Fairfax  is
consummated, all outstanding options will be cancelled.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

If the fair value of the stock compensation granted had been accounted for under SFAS 123, the proforma net loss for 1998 would have been $7.2 million or $0.14 per basic share; net income for 1997 would have been $41.1 million or $0.76 per basic share or $0.74 per diluted share; and net income for 1996 would have been $74.5 million or $1.29 per basic share or $1.26 per diluted share. For purposes of proforma disclosures, the estimated fair value of the stock compensation is amortized to expense over the stock compensation's vesting period. The effect on net income of the stock compensation amortization for the years presented above is not likely to be representative of the effects on reported net income for future years.

The following table summarizes information about stock options outstanding and exercisable at December 31, 1998:

                                 Options Outstanding                           Options Excercisable
                    -----------------------------------------------       ---------------------------------
                    ------------- ---------------- ----------------       ---------------- ----------------
     Range of         Number      Weighted-Avg.    Weighted-Avg.              Number       Weighted-Avg.
     Exercise       Outstanding      Remaining        Exercise            Exercisable @       Exercise
      Prices        @ 12/31/98     Contractual         Price                 12/31/98          Price
                                       Life
------------------- ------------- ---------------- ----------------       ---------------- ----------------
  $14.00 to $19.00     290,179          7.6            $17.21                  90,179           $16.78
  $19.01 to $24.00   6,588,942          4.7            $22.33               6,382,162           $22.37
  $24.01 to $29.00     731,475          7.0            $26.15                 377,950           $26.09
  $29.01 to $34.00   2,813,924          8.6            $32.77               1,045,950           $32.51
  $34.01 to $39.00     506,638          8.2            $35.37                 419,239           $34.89
------------------- ------------- ---------------- ----------------       ---------------- ----------------
  $14.00 to $39.00  10,931,158          6.1            $25.74               8,315,480           $24.39
------------------- ------------- ---------------- ----------------       ---------------- ----------------


Total compensation cost recognized in the income statement for stock-based employee compensation awards was $4.6 million, $1.8 million and $1.0 million for 1998, 1997 and 1996, respectively.


--------------------------------------------------------------------------------
NOTE L. RETENTION AND SEPARATION PROGRAMS FOR CERTAIN EXECUTIVES
--------------------------------------------------------------------------------

Special Severance Plan. Under this plan, which became effective as of June 18, 1998, each designated participant (each an officer or key employee) will be entitled to receive special severance benefits (in lieu of normal severance) if his or her employment with the Company or its affiliates is terminated under specified circumstances within two years following a Change in Control of the Company. The amount of each participant's special severance has been determined by the Compensation Committee of the Board of Directors. In addition to this severance benefit, each participant will be entitled to receive an amount equal to the sum of (x) the unvested portion (if any) of his or her accounts under the Company's qualified and nonqualified defined contribution plans and (y) the contributions which the Company would have made or credited to such participant's plan accounts (based upon the amounts contributed or credited to such accounts in the year prior to the year in which the participant terminates employment, or, in the case of qualified and nonqualified savings (401(k)) accounts, based upon the then current employer matching contributions being made to such accounts) for a specified period following employment termination. The participant will also be eligible to continue to participate (on the same basis as if still actively employed) in the Company's health, dental and life insurance plans for a finite period following employment termination. The maximum aggregate amount of severance benefits that would be payable in cash pursuant to this severance plan is approximately $16 million.

Retention and Bonus Plan. In addition, pursuant to a Retention and Bonus Plan approved by the Board in July 1998, the designated participants are entitled to certain payments if they continue their employment until the earlier of June 30, 2000 or a Change of Control of the Company. The maximum aggregate amount of benefits that would be payable in cash pursuant to this plan is approximately $5 million.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE M. EMPLOYEE BENEFIT PLANS
--------------------------------------------------------------------------------

TIG Holdings' employee benefit plans (the "Plans") include the Diversified Savings and Profit Sharing Plan and the Employee Stock Ownership Plan. TIG Holdings adopted the ESOP and Profit Sharing Restoration Plans, effective January 1, 1994, and the Diversified Savings Restoration Plan, effective January 1, 1997. TIG Holdings may amend, terminate, or suspend contributions to the Plans at any time as it may deem advisable. TIG Holdings is the administrator of the Plans. Any subsidiary of TIG Holdings participating in the Plans may withdraw at any time with the consent of the TIG Holdings' Board of Directors. The Board of Directors of TIG Holdings has fiduciary responsibilities relating to the interpretation and operation of the Plans.

Diversified  Savings  and Profit  Sharing  Plan.  As of  January  1,  1997,  the
Diversified Savings Plan and Profit Sharing Plan were combined into the TIG Holdings, Inc. Diversified Savings and Profit Sharing Plan (the "DS&PSP"). The DS&PSP is qualified under Section 401 (a) of the Internal Revenue Code ("IRC") and the trust established to hold the assets of the DS&PSP is tax-exempt under
Section 501 (a) of the IRC. An employee vests 25% after one year of service, 50% after two years of service and 100% after three years of service. While the assets are maintained in a single trust, the record keeping, contributions and participant qualifications remain as if under two separate plans, the Diversified Savings Plan (the "DSP") and the Profit Sharing Plan (the "PSP").

The DSP is available to all salaried employees. Most employees who elect to participate may contribute up to 12% of their pre-tax salary, plus bonuses, commissions, and overtime pay ("Employee Compensation") for each calendar year. TIG Holdings administers the DSP and will make matching contributions to the DSP in an amount equal to 75% of the participant's contribution up to a maximum of 6% of Employee Compensation. Certain IRC required limitations may be imposed for participants who are treated as "highly compensated employees" for purposes of the IRC. Generally, an employee vests in the matching employer contributions based upon years of service. Employer matching contributions were $3 million for 1998, 1997 and 1996.

The PSP benefits eligible employees of TIG Holdings. Eligible employees are those who either were employed by TIG Holdings on December 31 each year or were employed during the plan year but died prior to the plan year end. Generally, each salaried employee is eligible to participate in the PSP. No employee contributions are permitted to be made to the PSP. The amount of any contribution for any calendar year made by TIG Holdings will be determined at the sole discretion of the TIG Holdings' Board of Directors. For 1998, 1997 and 1996 plan years, TIG contributed on behalf of each participant an amount equal to the sum of (i) two percent of the participant's Employee Compensation, as defined, for the Plan Year and (ii) four percent of the participant's annual
Employee Compensation in excess of a determined wage base. In addition, if the merger of the Company with Fairfax is consummated (see Note C - Significant Transactions and Events), the 1% contribution for the ESOP 1998 plan year will be contributed to the PSP in 1999. Contributions were $2 million, $2 million and $1 million for 1998, 1997 and 1996, respectively.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Diversified  Savings and Profit Sharing  Restoration Plan.  Effective January 1,
1997, TIG Holdings adopted the TIG Holdings, Inc. Diversified Savings Restoration Plan and combined it with the existing Profit Sharing Restoration Plan. The TIG Holdings, Inc. Diversified Savings and Profit Sharing Restoration Plan (the "DS&PS Restoration Plan") is an unfunded plan for the purpose of providing deferred compensation for a select group of management or highly compensated employees whose allocations under the qualified DS&PSP are limited by the annual restrictions as determined by the Internal Revenue Code. Highly compensated employees will be eligible for participation immediately upon the date of hire if annual earnings, including bonus in the year paid, exceed a specified threshold. The threshold for each year will be the amount of the cap on compensation that may be taken into account under the qualified plan for that year, or such greater amount as may be determined by the TIG Holdings, Inc. Benefits Committee in its discretion. A Participant vests 25% after one year of service, 50% after two years of service and 100% after three years of service. Participants' accounts are credited for the difference between the dollar amount credited to the participants' account under the qualified DS&PSP and the amount that would have been credited in the absence of the restrictions noted above. Participants' accounts are adjusted for gains, losses and earnings as if invested in the same manner as such associate's account under the qualified DS&PSP. Liabilities due to the participants were approximately $3 million and $2 million as of December 31, 1998 and 1997.

Employee Stock Ownership Plan. Most salaried employees are eligible to participate in the ESOP. Generally, TIG Holdings will contribute, for each calendar year, an amount equal to one percent of Employee Compensation, as defined, on behalf of each participant employed on the last working day of that year or who was employed but died during the year. Employees who were actively employed on April 27, 1993 received an initial allocation of 100 shares of TIG Holdings common stock in which they were immediately fully vested. Effective
January 1, 1995, all active associates who did not previously receive the initial allocation of shares in 1993 were eligible for 100 shares of TIG Holdings, Inc. common stock upon attainment of six months of service. These shares were allocated to the associates' accounts as of the last day of the plan year. No employee contributions are permitted to be made to the ESOP. An employee vests 25% after one year of service, 50% after two years of service and 100% after three years of service. In April 1993, the ESOP borrowed $24 million from TIG Holdings to purchase 1,124,754 newly issued shares of common stock. The loan obligation of the ESOP is considered unearned employee compensation, and as such, is recorded as a reduction of TIG Holdings' shareholders' equity. As loan repayments are made by the ESOP, common stock is released to participant accounts. Unearned compensation is amortized based on the number of shares committed to be released and compensation expense is recognized based on the current market price. Dividends paid on unallocated shares are considered as employer contributions. Compensation expense of $2 million was recognized in 1997 and 1996, respectively. At December 31, 1998, 189,330 shares are allocated and 360,752 shares are in suspense. As of December 31, 1998, the market value of unallocated shares was $6 million. As noted below, no annual contribution was made to the ESOP plan for the 1998 plan year. Contributions to the ESOP were $1 million and $2 million for 1997 and 1996. A participant's ESOP account will be distributed in full shares of common stock or cash after termination of service.

If the merger of the Company with Fairfax is consummated, the 1% ESOP 1998 plan year contribution will be made to the PSP in 1999. The 100 shares allocation will be terminated as of December 31, 1998, and a cash distribution outside of the plan will be made to those affected employees in lieu of allocating shares to their accounts. If the merger of the Company with Fairfax is consummated, TIG expects to merge the ESOP plan into the DS&PSP.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

ESOP Restoration Plan. The TIG Holdings, Inc. ESOP Restoration Plan is an unfunded plan for the purpose of providing deferred compensation for a select group of management or highly compensated employees whose allocations under the qualified ESOP plan are limited by annual restrictions as determined by the Internal Revenue Code. Highly compensated employees whose allocations under the qualified plan are limited by the Internal Revenue Code restrictions will be eligible for participation immediately upon the date of hire if annual earnings, including bonus in the year paid, exceed a specified threshold. The threshold for each year will be the amount of the cap on compensation that may be taken into account under the qualified plan for that year, or such greater amount as may be determined by the TIG Holdings, Inc. Benefits Committee in its discretion. A Participant vests 25% after one year of service, 50% after two years of service and 100% after three years of service. Participants' accounts are credited in dollar amounts for the difference between the cash value of the stock that would have been allocated to the participant's account under the qualified ESOP plan and the cash value of the stock that would have been allocated in the absence of the restrictions noted above. Participants' accounts are adjusted for gains, losses and earnings as if invested in the same manner as such associate's account under the qualified ESOP plan. Liabilities due to the participants were less than $1 million as of December 31, 1998, 1997 and 1996. If the merger of the Company with Fairfax is consummated, TIG expects to merge the ESOP Restoration Plan into the DS&PSP Restoration Plan.

Postretirement Benefits Other Than Pensions. TIG participated in Transamerica's defined benefit health care plan that provided postretirement benefits to eligible retirees of Transamerica and affiliates. TIG assumed all liabilities with respect to its retirees and active employees at the date of the IPO. These liabilities are a component of the Company's employee healthcare plan, and as such, no plan assets are specifically identified for this unfunded plan. Contributions for these contributory plans are adjusted annually. Consideration for the adjustments include deductibles and coinsurance. Medical benefits are based on the employee's length of service and age at retirement from the Company.

A summary of the components of net periodic other postretirement benefit cost is as follows:

                                                                        Years Ended December 31,
                                                              ----------------------------------------------
      (In millions)                                                1998           1997            1996
     -------------------------------------------------------- --------------- -------------- ---------------
      Service cost - benefits earned during the period             $ -            $ -              $0.3
      Interest cost on projected benefit obligation                1.9            1.7               1.4
      Amortization of prior service cost                          (0.1)          (0.1)             (0.1)
      Amortization of loss                                         0.3            0.2                 -
     -------------------------------------------------------- --------------- -------------- ---------------
      Net periodic other postretirement benefit cost              $2.1           $1.8              $1.6
     -------------------------------------------------------- --------------- -------------- ---------------

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

The following table sets forth the amounts recognized in the balance sheet for other postretirement benefit plans:


        (In millions)                                                        1998              1997
        --------------------------------------------------------------- ---------------- -----------------
        Change in benefit obligation
        Benefit obligation at beginning of year                             $25.6              $20.6
        Interest cost                                                         1.9                1.7
        Actuarial gain                                                        2.4                5.5
        Benefits paid                                                        (2.3)              (2.2)
        --------------------------------------------------------------- ---------------- -----------------
        Benefit obligation at end of year                                   $27.6              $25.6
        --------------------------------------------------------------- ---------------- -----------------

        Funded status                                                      ($27.6)            ($25.6)
        Unrecognized prior service cost                                      (0.5)              (0.6)
        Unrecognized net actuarial loss                                       7.3                5.2
        --------------------------------------------------------------- ---------------- -----------------
        Accrued benefit cost                                               ($20.8)            ($21.0)
        --------------------------------------------------------------- ---------------- -----------------

        Reconciliation of accrued postretirement benefit cost
        Accrued benefit cost as of prior year end                          ($21.0)            ($21.3)
        Employer contributions during the year                                2.3                2.1
        Net periodic benefit cost for the year                               (2.1)              (1.8)
        --------------------------------------------------------------- ---------------- -----------------
        Accrued benefit cost as of year end                                ($20.8)            ($21.0)
        --------------------------------------------------------------- ---------------- -----------------

The weighted average annual assumed rate of increase in the health care cost trend rate is 6.0 percent for 1998 and will decrease to 5.0 percent in 1999 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported.

Increasing the trend rate by one percentage point would increase the actuarial present value obligation for postretirement medical benefits as of December 31, 1998, by $2 million, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost by $0.2 million for 1998. Decreasing the trend rate by one percentage point would decrease the actuarial present value obligation for postretirement medical benefits as of December 31, 1998, by $2 million, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost by $0.2 million for 1998. The weighted average discount rate used in determining the postretirement benefit obligation was 7.0% at December 31, 1998 and 1997.


--------------------------------------------------------------------------------
NOTE N. COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

Leases. Future minimum rental commitments as of December 31, 1998 for all noncancelable operating leases are as follows:

                           (In millions)
                          ------------------------------------ -------------------------
                           1999                                           $32
                           2000                                            28
                           2001                                            19
                           2002                                            13
                           2003                                            10
                           Thereafter                                      38
                          ------------------------------------ -------------------------
                                                                          140
                           Sublease rental income                          14
                          ------------------------------------ -------------------------
                           Net commitments                               $126
                          ------------------------------------ -------------------------

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Substantially all of the leases are for rental of office space, the initial terms of which range from one to 20 years. Total rental expense for 1998, 1997, and 1996 was $22 million, $18 million and $17 million, respectively. As a result of the reorganization of TIG's commercial operations in the first quarter of 1996, certain lease termination costs in the amount of $18 million were incurred and are included in the $100 million restructuring charges recorded in 1996 as discussed in Note B - Summary of Significant Accounting Policies.

Litigation. TIG's insurance subsidiaries are routinely engaged in litigation in the normal course of business. As a liability insurer, the Company defends third-party claims brought against its insureds. As an insurer, the Company defends against coverage claims. In the opinion of TIG, based upon information available at the date of this report, no individual item of litigation, or group of similar items of litigation (including asbestos-related and environmental pollution matters and the matters referred to below), taken net of reserves established therefor and giving effect to insurance and reinsurance, is likely to result in judgments for amounts material to TIG's consolidated results of operations or financial condition.

On January 11, 1994, a Los Angeles County Superior Court jury returned a verdict of $28 million for punitive damages against TIG Insurance Company ("TIC") in Talbot Partners v. Cates Construction, Inc. and TIC (the "Talbot Case"). The award arose out of TIC's handling of a surety bond claim on a construction project. On March 28, 1997, the California Court of Appeal reduced the trial court's punitive damage award to $15 million. On July 23, 1997, the California Supreme Court granted TIC's petition to review the Court of Appeal's decision. Management believes that the ultimate liability arising from the Talbot Case will not materially impact consolidated operating results.

On February 12, 1998, a purported class action complaint, naming TIG and two of its executive officers as defendants, was filed in the United States District Court for the Southern District of New York on behalf of persons who purchased TIG common stock during the period from October 21, 1997 to January 30, 1998, when TIG announced its fourth quarter 1997 results. The complaint alleges that TIG violated the federal securities laws by misrepresenting the adequacy of its underwriting and monitoring standards and its loss reserves, and that three of its officers and directors sold shares at prices that were artificially inflated as a result of the alleged misrepresentations. Plaintiffs seek unspecified monetary damages, including punitive damages. Management believes that the lawsuit is without merit, and the Company's position will be vigorously defended.

On July 17, 1998, TIG Premier Insurance Company ("TIG Premier"), a subsidiary of TIC, filed a complaint and jury demand against MBNA America Bank, N.A. d.b.a. MBNA Insurance Services ("MBNA") in federal court in the Northern District of Texas that was based on an agency agreement between TIG Premier and MBNA (the "Agency Agreement") pursuant to which TIG Premier offered an insurance program that was marketed by MBNA to its customers. In its complaint, TIG Premier sought a declaratory relief judgment declaring that TIG could reduce the commission payable to MBNA and lengthen the 5-year term of the Agency Agreement in order to, at a minimum, reduce TIG Premier's underwriting losses and improve the possibility of TIG Premier's achieving the agreed upon 15% minimum rate of return. On August 19, 1998, TIG filed an amended complaint seeking monetary damages for MBNA's repudiation and breach of the Agency Agreement, including, without limitation, the underwriting losses that TIG Premier incurred and the minimum 15% rate of return over the entire five-year initial term of the Agency Agreement, in an amount to be determined at trial. In its amended answer, dated August 31, 1998, MBNA instituted a counterclaim against TIG Premier based on TIG Premier's alleged breach and repudiation of the Agency Agreement, seeking damages in an amount not less than $100 million. Management believes that the liability arising from this case, if any, will not materially impact the Company's consolidated results of operations or financial condition.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

On December 9, 1998, a purported shareholder class action was commenced in the Delaware Court of Chancery against the Company, its directors and Fairfax. The complaint alleges, inter alia, that the consideration to be paid pursuant to the Merger Agreement is unfair and inadequate and that the terms of the Merger Agreement were arrived at without a full and thorough investigation by the directors. The complaint seeks injunctive relief, including a judgment enjoining the transaction, and the award of unspecified compensatory damages. The Company believes that the action is without merit and intends to defend the action vigorously.

On December 11, 1997, TIG filed a Tax Court Petition challenging an IRS Statutory Notice of Deficiency for the tax year 1993 and a Revenue Agents Report for 1994 (see Note G - Income Taxes).

London Market Activity. Through various indirect subsidiaries, the Company became a limited liability participant in the Lloyd's of London ("Lloyd's") market in 1997. As a prerequisite to admittance to the Lloyd's market, irrevocable letters of credit totaling $123 million, collateralized by $105 million of the Company's investment securities, were provided in favor of the Society and Council of Lloyd's at December 31, 1997. At December 31, 1998, the irrevocable letters of credit were collateralized by $137 million of the Company's investment securities. The letters of credit effectively secure the syndicate's 1998 results and future contingent obligations of the Company should the Lloyd's underwriting syndicates in which the Company participates incur net losses. The Company's contingent liability to the Society and Council of Lloyd's is limited to the amount of the letters of credit.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE O. REGULATORY MATTERS
--------------------------------------------------------------------------------

Regulatory Risk-Based Capital. The states of domicile of TIG's insurance subsidiaries impose minimum risk-based capital requirements on insurance companies which were developed by the National Association of Insurance Commissioners ("NAIC"). The formulas for determining the amount of risk based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of the enterprise's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level risk-based capital, as defined by the NAIC. Enterprises below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The levels and ratios are as follows:

                                                           Ratio of Total Adjusted Capital to
                                                          Authorized Control Level Risk-Based
                       Regulatory Event                     Capital (Less Than or Equal to)
                -------------------------------------- -------------------------------------------
                Company action level                         2.0 (or 2.5 with negative trends)
                Regulatory action level                      1.5
                Authorized control level                     1.0
                Mandatory control level                      0.7
                -------------------------------------- -------------------------------------------


At December 31, 1998, the statutory "risk-based" capital for each TIG insurance subsidiary was such that no action (company or regulatory) would be required. As of December 31, 1998, TIG was required to maintain minimum capital of $656 million to avoid triggering a company action level regulatory event.

Permitted Statutory Accounting Practices. TIG's statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the domiciliary state insurance department. Currently, "prescribed" statutory accounting practices are interspersed throughout the state insurance law and regulations, the NAIC's "Accounting Practices and Procedures Manual" and a variety of other NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future.

In 1998, the NAIC adopted codified statutory accounting principles ("Codification"). Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that TIG uses to prepare its statutory-basis financial statements. Codification will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification becomes effective for TIG, the insurance regulatory bodies of states in which TIG writes business must adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results to the Insurance Department. At this time it is anticipated that the State of California, which is the state of domicile for TIG Insurance Company, the primary insurer for TIG, will adopt Codification. Management has not yet determined the impact of Codification on TIG's statutory-basis financial statements.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Statutory amounts for TIG's significant insurance subsidiaries are as follows:

                                                                        Years Ended December 31,
                                                                -----------------------------------------
         (In millions)                                              1998          1997          1996
         ------------------------------------------------------ ------------- ------------- -------------
         Statutory Net Income (Loss):
         Primary operations                                          $37          $143           $88
         Reinsurance operations                                       94           (22)           96
         ------------------------------------------------------ ------------- ------------- -------------
                Total                                               $131          $121          $184
         ------------------------------------------------------ ------------- ------------- -------------

                                                                              December 31,
                                                                -----------------------------------------
         (In millions)                                              1998          1997          1996
         ------------------------------------------------------ ------------- ------------- -------------
         Statutory Surplus:
         Primary operations                                         $417          $505          $460
         Reinsurance operations                                      547           508           515
         ------------------------------------------------------ ------------- ------------- -------------
                Total                                               $964        $1,013          $975
         ------------------------------------------------------ ------------- ------------- -------------

In June 1993, the California Department of Insurance permitted TIG Insurance Company ("TIC"), TIG's lead insurer to record a quasi-reorganization of its statutory capital accounts. This permitted statutory accounting practice differs from prescribed statutory accounting practice. The effect of the quasi-reorganization was to increase the earned surplus of TIC to zero from a negative $285 million and to decrease contributed surplus by the same amount. This transaction significantly increased TIC's future dividend paying capability as insurance companies may only pay dividends from earned surplus.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE P.  OPERATING SEGMENTS
--------------------------------------------------------------------------------

Management of the Company monitors and evaluates the results of operations based upon the performance of its three major operating divisions, Reinsurance, Commercial Specialty and Custom Markets, as well as lines of business that have been de-emphasized (Other Lines). Reinsurance Operations are conducted through TIG Re and include those transactions in which TIG Re agrees to indemnify another insurance company for all or a portion of the insurance risks underwritten by that company under an insurance policy or policies. Commercial Specialty generally provides coverage to business and governmental entities, organizations, associations and individual professionals. Commercial workers' compensation products provide benefits to employees as mandated by state laws for payment of benefits associated with employment related accidents, injuries or illnesses. Custom Markets coverages provide protection to individuals through non-standard automobile damage and liability programs, homeowners property lines and small business owners liability programs. Other Lines include both commercial and personal programs that TIG has identified for non-renewal or cancellation.

Management evaluates the financial performance of its divisions based upon the underwriting gain or loss ("underwriting results") generated by each operating segment. Underwriting results include earned premium less loss and loss adjustment expenses incurred, policy acquisition and other underwriting expenses incurred (which includes commissions, premium related expenses and other acquisition expenses), and policyholder dividends. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies (See Note B of the Consolidated Financial Statements).

The Company does not maintain separate balance sheet data for each of its operating segments. Accordingly, management does not review and evaluate the financial results of its operating segments based upon balance sheet data.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

The following tables present the relevant financial results for the operating segments for each year:

                                                                          1998
                                      ------------------------------------------------------------------------------
                                       Reinsurance     Commercial        Custom          Other
(In millions)                          Operations      Specialty        Markets          Lines           Total
------------------------------------- -------------- --------------- --------------- --------------- ---------------
Net premium earned                         $491            $702           $276           ($22)           $1,447
Net losses and loss adjustment
     expenses incurred                     (331)           (499)          (239)            28            (1,041)
Policy acquisition and other
     underwriting expenses                 (190)           (225)          (100)            13              (502)
Dividends to policyholders                    -             (23)             -             (1)              (24)
------------------------------------- -------------- --------------- --------------- --------------- ---------------
     Net underwriting gain (loss)          ($30)           ($45)          ($63)           $18             ($120)
------------------------------------- -------------- --------------- --------------- --------------- ---------------

                                                                         1997
                                      ------------------------------------------------------------------------------
                                       Reinsurance     Commercial        Custom          Other
(In millions)                          Operations      Specialty        Markets          Lines           Total
------------------------------------- -------------- --------------- --------------- --------------- ---------------
Net premium earned                         $516            $500           $158            $292           $1,466
Net losses and loss adjustment
     expenses incurred                     (505)           (323)          (108)           (215)          (1,151)
Policy acquisition and other
     underwriting expenses                 (174)           (162)           (62)            (68)            (466)
Dividends to policyholders                    -             (14)             -               -              (14)
------------------------------------- -------------- --------------- --------------- --------------- ---------------
     Net underwriting gain (loss)         ($163)             $1           ($12)             $9            ($165)
------------------------------------- -------------- --------------- --------------- --------------- ---------------


                                                                          1996
                                      ------------------------------------------------------------------------------
                                       Reinsurance     Commercial        Custom          Other
(In millions)                          Operations      Specialty        Markets          Lines           Total
------------------------------------- -------------- --------------- --------------- --------------- ---------------
Net premium earned                        $534            $416            $95             $494           $1,539
Net losses and loss adjustment
     expenses incurred                    (386)           (289)           (55)            (408)          (1,138)
Policy acquisition and other
     underwriting expenses                (162)           (131)           (34)            (136)            (463)
Dividends to policyholders                   -              (2)             -               (1)              (3)
------------------------------------- -------------- --------------- --------------- --------------- ---------------
     Net underwriting gain (loss)         ($14)            ($6)            $6             ($51)            ($65)
------------------------------------- -------------- --------------- --------------- --------------- ---------------

The following table reconciles the underwriting results for the operating segments to income before income tax benefit (expense) as reported in the Consolidated Statements of Income:


(In millions)                                              1998                 1997                 1996
--------------------------------------------------- -------------------- -------------------- --------------------
Net underwriting loss                                      ($120)               ($165)               ($65)
Net investment income                                        235                  290                 290
Net investment and other gain (loss)                         (12)                   1                  (4)
Corporate expenses                                           (81)                 (44)                (37)
Interest expense on long-term debt                           (23)                 (20)                 (9)
Restructuring charges                                          -                    -                (100)
--------------------------------------------------- -------------------- -------------------- --------------------

     Income (loss) before income taxes                       ($1)                 $62                 $75
--------------------------------------------------- -------------------- -------------------- --------------------

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

The company writes premium primarily in the United States, Canada and Great Britain, as reflected in the following table:

                                                                         Net Premiums Written
                                                          ---------------------------------------------------
              (In millions)                                    1998              1997             1996
              ------------------------------------------- ---------------- ----------------- ----------------
              United States                                   $1,227            $1,322           $1,496
              Great Britain/Lloyd's Syndicates                   175               106               29
              Canada                                               9                 8                4
              Other                                                7                 -                -
              ------------------------------------------- ---------------- ----------------- ----------------
                   Total                                      $1,418            $1,436           $1,529
              ------------------------------------------- ---------------- ----------------- ----------------

A large portion of the Company's premium is produced through Aon Corporation and its subsidiaries (Aon). Premium produced through Aon accounted for 34%, 32% and 23% of consolidated net premium written for 1998, 1997 and 1996, respectively, and has been reported throughout the Reinsurance, Commercial Specialty and Custom Markets segments.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE Q.  INTERIM FINANCIAL DATA (UNAUDITED)
--------------------------------------------------------------------------------

                                                                             Quarter
                                                         ------------------------------------------------
(In millions)                                              First       Second       Third       Fourth      Total
--------------------------------------------- ---------- ----------- ------------ ----------- ----------- -----------
Summary of Quarterly Results:
Revenues                                        1998         $427         $435        $439        $369      $1,670
                                                1997          429          435         453         440       1,757
                                                1996          455          457         460         453       1,825

Pre-tax income (loss)                           1998           47           43         (75)        (16)         (1)
                                                1997           54           57          55        (104)         62
                                                1996          (82)          49          53          55          75

Net income (loss)                               1998           33           30         (47)         (8)          8
                                                1997           36           39          40         (63)         52
                                                1996          (31)          34          37          39          79
--------------------------------------------- ---------- ----------- ------------ ----------- ----------- -----------

Basic Earnings per Common Share:
     Net income (loss)                          1998        $0.64        $0.57      ($0.93)     ($0.16)      $0.13
                                                1997        $0.67        $0.74       $0.77      ($1.24)      $0.97
                                                1996       ($0.53)       $0.58       $0.67       $0.70       $1.36

Diluted Earnings per Common Share:
     Net income                                 1998        $0.62        $0.56         N/A         N/A       $0.13
                                                1997        $0.64        $0.72       $0.74         N/A       $0.94
                                                1996          N/A        $0.56       $0.65       $0.68       $1.32
--------------------------------------------- ---------- ----------- ------------ ----------- ----------- -----------

In the first quarter of 1996, an after-tax restructuring charge of $65 million was taken for costs related to management's decision to restructure operations (see Note B - Summary of Significant Accounting Policies). In the fourth quarter of 1997 the Company recognized net unfavorable current and prior year loss and LAE reserve development of $145 million in its Reinsurance Operations (see Note E - Loss and Loss Adjustment Expense Reserves) and sold the Independent Agents unit of its Retail Division (see Note C - Significant Transactions and Events) as a result of which favorable adjustments of policy acquisition and other underwriting expenses totaling $8 million were recorded. In the third quarter of 1998, the Company recognized a net charge of $104 million that included $47 million in exit costs relating to the termination of the MBNA program, $38 million in allowances for uncollectible reinsurance recoverable and premium receivable, $6 million in severance related costs for former employees and $13 million in other operating costs (see Note C - Significant Transactions and Events). In the fourth quarter of 1998, the Company recognized $10 million in severance and related charges in conjunction with several staffing changes initiated at the end of the year.

                              TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE R.  YEAR 2000 (UNAUDITED)
--------------------------------------------------------------------------------

The Year 2000 issue relates to the ability or inability of systems (including computer hardware, software and embedded microprocessors) to properly interpret date information relating to the year 2000 and beyond. Many existing systems, including many of TIG's existing systems, use only the last two digits to refer to a year (i.e., "98" is used for 1998). Therefore, these systems may not properly recognize a year that begins with "20" instead of "19". If not corrected, these systems could fail or create erroneous results.

Specific information technology systems that are utilized by TIG, and by third parties with whom TIG has business relationships, include policy, claim and reinsurance processing and administration, accounting, payroll, financial reporting, product development, rate and form development and maintenance, business planning, tax, accounts receivable, accounts payable and numerous word processing and spreadsheet programs. In addition, TIG and third parties with which TIG has a business relationship are dependent on many non-information technology based systems, such as utility, communication and security systems.

TIG's State of Readiness. TIG has conducted an extensive review of its core processing computer systems, including computer hardware and software vendors, to identify and address all changes, testing and implementation procedures required to make such systems Year 2000 complaint. The Company has a coordinated process to facilitate the necessary changes, testing and implementation procedures. TIG has completed and implemented all of the required code changes of its Year 2000 system remediation project. TIG expects necessary third party software implementation and testing of its computer systems to be completed by March 31, 1999. TIG will continue testing its internal systems, as well as its internal systems' abilities to operate with the systems of key third parties, during the remainder of 1999.

TIG has processing or significant business relationship dependencies with third parties including, without limitation, general agents, brokers, third party administrators, banks, general suppliers and facility-related vendors. Determination of any action required is expected to be completed in the second quarter of 1999, and TIG will continue to monitor Year 2000 issues relating to such key third parties during the remainder of 1999. Notwithstanding efforts by TIG to assess the third party's systems, there can be no guarantee that such systems will be Year 2000 compliant.

The Cost to Address TIG's Year 2000 Issues. TIG budgeted a total of $10 million for costs related to Year 2000 system modifications. As of year-end 1998, $9.5 million has been expensed in the year incurred. The remainder (approximately $500 thousand) will be expensed in 1999. The 1999 amount represents less than 1.5% of the annual TIG Information Systems budget. These costs primarily represent costs to assess, remediate code, and test such code changes.

In addition to the costs incurred for Year 2000 system modifications, TIG will incur expenses in ascertaining whether key third parties with which it has a material relationship are Year 2000 compliant. TIG estimates that such expenses will not exceed $1.5 million. This amount includes both IT and non IT portions of this project.

All estimates of future costs related to assessing and achieving Year 2000 compliance are based on management's best estimates and there can be no guarantee that actual amounts expended will not differ from such estimates.

The Y2K Project has caused no significant deferrals of other IT projects which in any way impact the financial condition or results of operations of TIG.

                               TIG HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

The Risks of TIG's Year 2000 Issues. There has not been any material processing disruptions to date. Internal testing provides TIG with a high level of confidence that in a most reasonably likely worst case scenario these systems will not cause material disruption on a forward-looking basis.

The potential losses that TIG policyholders may incur which stem from Year 2000 problems will be business risks which are not insurable under standard property and casualty policies. A most reasonably likely worst case scenario would anticipate that it is possible that certain TIG policies may be reformed by judicial decisions to cover Year 2000 losses, which were not contemplated. TIG does not believe that such losses will have a material impact on TIG's financial results. To date, TIG has not incurred any losses relating to Year 2000 claims under its insurance and reinsurance policies.

Although the Company has taken the actions described above to address the Year 2000 problem, a most reasonable likely worst case scenario indicates that there is always a possibility that TIG may suffer some disruptions as a result of the Year 2000 problem.

TIG's Contingency Plans. TIG has a comprehensive contingency plan that addresses alternatives for solving the Year 2000 problem should the Company's adopted process prove inadequate. TIG continues to evaluate and modify the plan as necessary for all of the Company's operations and processes.